SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LANDSTAR SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

April 5, 2016

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Tuesday, May 17, 2016, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2015 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, please vote promptly by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting. Instructions for voting by telephone or via the Internet are included on the enclosed proxy card.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the meeting or be represented by proxy.

JAMES B. GATTONI
President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2016

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Tuesday, May 17, 2016, at 9:00 a.m., local time, for the following purposes:

(1) To elect one Class I Director whose term will expire at the 2018 Annual Meeting of Stockholders and three Class II Directors whose terms will expire at the 2019 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016;

(3) To hold an advisory vote on executive compensation;

(4) To consider approval of the Company’s Amended and Restated 2013 Directors Stock Compensation Plan;

(5) To consider the re-approval of the material terms of performance goals under the Company’s 2011 Equity Incentive Plan;

(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 22, 2016 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours from May 3, 2016 to the date of the meeting at the address set forth above, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder meeting to be held on May 17, 2016:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the 2016 Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

April 5, 2016

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED

AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 5, 2016

INTRODUCTION

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2016 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2016 at 9:00 a.m., local time (the “2016 Annual Meeting”). The 2015 Annual Report to Stockholders (which, notwithstanding anything herein to the contrary, does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2015, is enclosed herewith (the “2015 Annual Report”). The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2016 Annual Meeting and 2015 Annual Report are being mailed to the stockholders of the Company on or about April 5, 2016.

RECORD DATE

The Board has fixed the close of business on March 22, 2016 as the record date for the 2016 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2016 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2016 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card with respect to any of his or her shares, such shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the 2016 Annual Meeting will be voted at the 2016 Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the one Class I Director and the three Class II Directors nominated by the Board and named in this Proxy Statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; (iii) “FOR” the proposal regarding an advisory vote on executive compensation; (iv) “FOR” the approval of the Company’s Amended and Restated 2013 Directors Stock Compensation Plan (the “New 2013 DSCP”); and (v) “FOR” the re-approval of the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan (the “2011 EIP”). Each of these proposals is more fully described in this Proxy Statement. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2016 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before such proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of the revocation of such proxy to the Secretary of the Company received before such proxy is voted or (iii) by such person(s) voting in person at the 2016 Annual Meeting.

The Board has selected Broadridge Investor Communication Solutions, Inc. as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The

Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2016 Annual Meeting by proxy or in person and count all votes. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and such votes may be cast either in person or by proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson LLC. as the proxy solicitor for the 2016 Annual Meeting for a fee of approximately $7,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of Common Stock are the only class of voting securities of the Company which are outstanding. On March 22, 2016, 42,326,371 shares of Common Stock were outstanding. At the 2016 Annual Meeting, each stockholder of record at the close of business on March 22, 2016 will be entitled to one vote for each share of Common Stock owned by such stockholder on that date as to each matter properly presented to the 2016 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2016 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of the Directors in one of these three classes is scheduled to expire. At that annual meeting of stockholders, Directors are elected to a class to succeed the Directors whose terms are then expiring, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, in furtherance of dividing the Board into classes that are as nearly equal in number as possible, the Board may nominate one or more persons for election to the Board and the stockholders may elect such nominee to a class of Directors having a term that expires less than three years after the annual meeting of stockholders at which such nominee is elected.

There are currently seven members of the Board: one Class I Director whose term will expire at the 2016 Annual Meeting, one Class I Director whose term will expire at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), three Class II Directors whose terms will expire at the 2016 Annual Meeting, and two Class III Directors whose terms will expire at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The Board has nominated for election at the 2016 Annual Meeting Mr. Anthony J. Orlando as a Class I Director and Dr. Homaira Akbari, Ms. Diana M. Murphy and Mr. Larry J. Thoele as Class II Directors.

Henry H. Gerkens, the former Chairman and Chief Executive Officer of the Company and formerly a Class I Director, served as Executive Chairman of the Board until his retirement from the Company upon the expiration of his term as a Class I Director as of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Following the 2015 Annual Meeting, the Board appointed Anthony J. Orlando to the Board to serve as a Class I Director for a term expiring at the 2016 Annual Meeting. In furtherance of dividing the Board into classes that are as nearly equal in number as possible, the Board has nominated Mr. Orlando for election by the stockholders at the 2016 Annual Meeting as a Class I Director for a term that will expire at the Company’s 2018 Annual Meeting when the term of the other Class I Director will also expire.

It is intended that the shares represented by the accompanying form of proxy will be voted at the 2016 Annual Meeting for the election of nominees Mr. Orlando as a Class I Director for a term to expire at the 2018 Annual Meeting and Dr. Akbari, Ms. Murphy and Mr. Thoele as Class II Directors for terms to expire at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), unless the proxy specifies otherwise. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, any of Dr. Akbari, Ms. Murphy, Mr. Orlando or Mr. Thoele is not available for election at the time of the 2016 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock with respect to that director’s election at the 2016 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of the nominees named above for election as a Class I Director and as Class II Directors and the other persons whose terms as Directors will continue after the 2016 Annual Meeting.

Name	Age	Business Experience
CLASS I — Nominee to serve as Director until the 2018 Annual Meeting of Stockholders

Anthony J. Orlando	56

Mr. Orlando was appointed as a Director of the Company by the Board on May 19, 2015. Mr. Orlando is currently a private investor. From October 2004 until March 2015, Mr. Orlando served as the President and Chief Executive Officer of Covanta Holding Corporation (“Covanta”), a leading provider of sustainable waste and energy solutions listed on the New York Stock Exchange (“NYSE”). Prior to serving as the President and Chief Executive Officer of Covanta, Mr. Orlando was the President and Chief Executive Officer of Covanta Energy from November 2003 to October 2004. From March 2003 to November 2003, Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. Mr. Orlando served in various other capacities with Covanta and its affiliates beginning in 1987. Mr. Orlando also serves on the board of directors of Covanta.

Mr. Orlando has extensive business experience, having served in a number of different roles at Covanta with responsibility for, among other areas, strategic, operational and financial matters. The Board believes Mr. Orlando’s service, in particular as Chief Executive Officer of Covanta, adds valuable expertise to the Board.

Name	Age	Business Experience

CLASS II — Nominees to serve as Directors until the 2019 Annual Meeting of Stockholders

Homaira Akbari	55

Dr. Akbari was appointed as a Director of the Company by the Board in January 2013, and, subsequently, was elected by the Company’s stockholders at the 2013 Annual Meeting of Stockholders as a Class II Director. Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to Fortune 1000 companies and private equity firms in the sectors of The Internet of Things, security, big data and analytics. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and also presently serves as the Chair of the Johns Hopkins University Physics and Astronomy Advisory Council. Dr. Akbari also serves on the Board of Directors of Covisint Corporation, a NASDAQ listed company, GEMALTO N.V., a company incorporated in the Netherlands and listed on the NYSE Euronext Amsterdam and NYSE Euronext Paris and Veolia S.A., a company incorporated in France and listed on the NYSE Euronext Paris.

Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector. The Board believes Dr. Akbari’s experience as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to many industrial sectors served by the Company, provides important technological and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

Name	Age	Business Experience

Diana M. Murphy	59

Ms. Murphy was elected by the Board of Directors as non-executive Chairman of the Board on May 19, 2015. Ms. Murphy served as Lead Independent Director of the Board from May 2012 to May 2015. Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She was the Managing Director of the Georgia Research Alliance Venture Fund from 2012 to 2015. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry. Ms. Murphy also serves on the Board of Directors of CTS Corporation, a NYSE listed company. Ms. Murphy serves on the Board of Directors of several private companies and non-profit organizations and is President and member of the Executive Committee of the United States Golf Association.

Ms. Murphy has extensive experience in business management, having served as a Managing Director of several private equity firms, as a board member of numerous portfolio companies of these private equity firms and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of companies operating in different industry sectors, together with her strong background in strategic planning, marketing and management development, allows her to add important perspective and experience to the Board.

Larry J. Thoele	65	Mr. Thoele was appointed as a Director of the Company by the Board in January 2013, and, subsequently, was elected by the Company’s stockholders at the 2013 Annual Meeting of Stockholders as a Class II Director. Mr. Thoele served as an audit partner with KPMG LLP from 1982 to 2009. Mr. Thoele also served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009. Mr. Thoele also served as KPMG’s audit engagement partner with the Company from 2002 to 2006.

Name	Age	Business Experience

		Mr. Thoele has extensive financial and audit experience, having served as an audit partner for KPMG for 27 years. During his career with KPMG, Mr. Thoele served as the engagement partner for a number of transportation and logistics companies in addition to the Company. Mr. Thoele also has extensive experience working with companies in sectors served by the Company, including oil and gas, manufacturing, food and beverage and retail. In addition to his breadth of experience and expertise in the accounting, auditing and risk management fields, the Board believes Mr. Thoele’s service as the Company’s audit engagement partner while with KPMG brings valuable in-depth knowledge of the Company’s accounting policies, systems and internal controls to the Board.

CLASS III — Directors whose terms expire at the 2017 Annual Meeting of Stockholders

David G. Bannister	60	Mr. Bannister has been a Director of the Company since April 1991. Mr. Bannister is a private investor. From May 2005 to September 2014, Mr. Bannister held a number of positions with FTI Consulting, Inc. (“FTI”), a global business consulting firm listed on the NYSE. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI. In this capacity, Mr. Bannister had operating and profitability responsibility for FTI’s client-service operations and business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President – Corporate Development from June 2006 to December 2008 and Senior Vice President – Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, Inc., a private equity and venture capital firm. Prior to joining Grotech Capital Group, Inc. in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Name	Age	Business Experience

		Mr. Bannister has broad financial and strategic experience through a long career that has included work as (i) an investment banker focused on the transportation sector, (ii) a private equity and venture capital investor and (iii) as a senior executive with FTI. In his former capacity as a senior executive with FTI, Mr. Bannister was involved extensively with FTI’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 20 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Michael A. Henning	75

Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young LLP from 1961 to 2000, including Deputy Chairman of Ernst & Young LLP from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc., and Black Diamond, Inc., each of which is a publicly traded company.

Mr. Henning has extensive financial and audit experience, having served in various capacities with Ernst & Young from 1961 to 2000. In particular, in addition to serving in executive leadership roles with that firm, the Board believes Mr. Henning’s decades of experience as a partner with Ernst & Young specializing in tax matters contributes to the Board’s overall strength in financial matters. Over the course of his career, Mr. Henning also had management responsibility for the New York City office of Ernst & Young from 1985 to 1991 and the worldwide tax practice of Ernst & Young from 1991 to 1993. The Board believes Mr. Henning’s experience, particularly his service as Chief Executive Officer of Ernst & Young International, adds valuable expertise to the Board in matters involving accounting policies and international operations.

Name	Age	Business Experience

CLASS I — Director whose term expires at the 2018 Annual Meeting of Stockholders

James B. Gattoni	54

Mr. Gattoni was appointed as a Director of the Company by the Board on January 29, 2015 and, subsequently, was elected by the Company’s stockholders at the 2015 Annual Meeting as a Class I Director. Mr. Gattoni has been President and Chief Executive Officer of the Company since December 29, 2014, the first business day of the Company’s 2015 fiscal year. Mr. Gattoni was President and Chief Financial Officer of the Company from January 2014 to December 28, 2014. Mr. Gattoni was Executive Vice President and Chief Financial Officer from January 2013 to January 2014. Mr. Gattoni was Vice President and Chief Financial Officer of the Company from April 2007 to January 2013. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2007 to April 2007. He was Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from July 2000 to January 2007. He was Corporate Controller of LSHI from November 1995 until July 2000. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Mr. Gattoni has significant financial, administrative and operational experience with the Company, having served as the Chief Financial Officer from 2007 through 2014 and as President of the Company since 2014. Mr. Gattoni has been instrumental in contributing to the growth of Landstar over his twenty year career with the Company and, as Chief Executive Officer, is responsible for leading the overall strategic direction of the enterprise. Prior to joining the Company, Mr. Gattoni was a certified public accountant with KPMG for approximately eight years.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive session without any other members of management or the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee of the Board. All current Board members attended the 2015 Annual Meeting, with Dr. Akbari and Mr. Bannister attending by telephone.

Attendance at Board Meetings

During the Company’s 2015 fiscal year, the Board held four regular meetings, seven telephonic meetings, and did not act by unanimous written consent. During the Company’s 2015 fiscal year, each current Director who served on the Board in 2015 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy, Anthony J. Orlando and Larry J. Thoele is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and Item 407(a) of Regulation S-K promulgated under the Securities Act and meets the requirements of Rule 5605(c)(2)(A) of such NASDAQ rules and Item 407(a) of Regulation S-K promulgated under the Securities Act (such Directors are, collectively, the “Independent Directors”). The Independent Directors held five meetings during fiscal year 2015, in each case in executive session without any other members of management or the Board present.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2015 are described below. The Board does not currently have an Executive Committee. The Independent Directors have elected a non-executive Chairman, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the SEC.

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of the Independent Directors, with a different Independent Director serving as the Chairman for each such committee. In addition, Ms. Murphy serves as the Chairman of the Strategic Planning Committee and Mr. Thoele serves as the Chairman of the Safety and Risk Committee, each of which is comprised of all seven Directors on the Board. Historically, each of the Audit Committee, Compensation Committee and

Nominating and Corporate Governance Committee has typically invited Mr. Gattoni, the Director who does not serve on those committees, to attend all regular meetings of these three committees, excluding any meetings of the Compensation Committee to the extent pertaining to his executive compensation arrangements.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) a non-executive Chairman; (ii) an Independent Director serving as Chairman of the Audit Committee; (iii) an Independent Director serving as Chairman of the Compensation Committee; (iv) an Independent Director serving as Chairman of the Nominating and Corporate Governance Committee; (v) an Independent Director serving as Chairman of the Strategic Planning Committee; (vi) an Independent Director serving as the Chairman of the Safety and Risk Committee; and (vii) an employee Director who also serves as the Company’s President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as the Company’s Chief Executive Officer is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors, led by the non-executive Chairman of the Board, retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by Independent Directors serving as the Chairman of each committee of the Board, as the Chairman of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as non-executive Chairman, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without any members of management present, including Mr. Gattoni, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Non-Executive Chairman

On May 19, 2015, the Board elected Diana M. Murphy to serve as non-executive Chairman of the Board for such term as the Board may determine. In appointing Ms. Murphy as the non-executive Chairman of the Board following the Company’s 2015 Annual Meeting, the Board considered Ms. Murphy’s extensive experience with the Company having served on the Board since 1998, including her service as Independent Lead Director since 2012 and her service at various times as Chairman of the Nominating and Corporate Governance Committee, the Strategic Planning Committee and the Compensation Committee.

The duties and responsibilities of the non-executive Chairman include: (i) to preside as the chairman at all meetings of the Board; (ii) to preside as the chairman at all meetings of the Independent Directors; (iii) to serve as a liaison between the Independent Directors and Mr. Gattoni; (iv) to coordinate with Mr. Gattoni to prepare meeting agendas and related materials for meetings of the Board; (v) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (vi) to have the authority to call meetings of the Board and meetings of the Independent Directors; (vii) to approve the annual schedule of meetings of the Board; (viii) to ensure that the Board has adequate resources, including full, timely information necessary to enable the members of the Board to perform their duties; and (ix) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the non-executive Chairman of the Board is also the Chairman of the Nominating and Corporate Governance Committee. In that capacity, Ms. Murphy leads the process by which potential new Independent Directors are identified and evaluated. The Board believes it is important to confer this responsibility on the non-executive Chairman in order to support a Board structure where the Independent Directors retain the decision making authority of the Board.

Ms. Murphy, as the non-executive Chairman of the Board, also serves as the Chairman of the Strategic Planning Committee. In that capacity, the non-executive Chairman presides as the chairman at meetings of the Strategic Planning Committee during which the strategic objectives of the Company are reviewed and considered by the Board.

Separation of the Roles of Chairman and Chief Executive Officer

Ms. Murphy, the former Lead Independent Director of the Company, was appointed non-executive Chairman of the Board, effective May 19, 2015. Historically, the Company has experienced periods during which the roles of Chairman of the Board and Chief Executive Officer have been combined and periods during which these roles have been separated. The Board believes that an analysis of whether the roles of Chairman of the Board and Chief Executive Officer should be separated is based on the facts and circumstances applicable at the time of the analysis and that it may not be appropriate under all circumstances to separate the roles of Chairman of the Board and Chief Executive Officer.

Classified Structure of the Board

As described above, the Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. The Board believes it is appropriate for the Board to retain its classified structure for several reasons, including: (i) to promote the best interests of the Company and its stockholders by providing continuity and stability with respect to leadership; (ii) to facilitate long-term planning and enhance the ability of the Board to implement long-term business strategies; (iii) to help attract and retain highly qualified directors; (iv) to enhance the Company’s bargaining power on behalf of stockholders in the event of a hostile takeover attempt or other activist shareholder undertakings; and (v) to reduce vulnerability to a coercive takeover attempt and thereby make it more likely that a potential acquiror would initiate discussions with the existing Board since it cannot replace all Directors in a single election cycle.

Audit Committee

The members of the Audit Committee are Homaira Akbari, David G. Bannister, Michael A. Henning (Chairman), Diana M. Murphy, Anthony J. Orlando and Larry J. Thoele, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 22, 2014 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently

KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2015 fiscal year, the Audit Committee held four meetings, six telephonic meetings and did not act by written consent.

Compensation Committee

The members of the Compensation Committee are Homaira Akbari, David G. Bannister (Chairman), Michael A. Henning, Diana M. Murphy, Anthony J. Orlando and Larry J. Thoele, each an Independent Director.

The Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of Executive Officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the Company’s 2015 fiscal year, the Compensation Committee held four meetings, two telephonic meetings and did not act by written consent.

The Charter of the Compensation Committee was amended and restated by the Board at the May 23, 2013 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management annual salary decisions up to $150,000 per employee. In addition, the Compensation Committee has delegated to the Company’s Chief Executive Officer the authority with respect to (i) the grant of up to 1,000 stock options per employee (other than Executive Officers) without prior consultation with the chairman of the Compensation Committee or (ii) alternatively, the grant of up to 5,000 stock options per employee (other than Executive Officers) following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except with respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs. In 2015, the Compensation Committee was assisted by Compensation Strategies, Inc. in this process. See “Compensation, Discussion and Analysis – Compensation Consultants.”

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy, Anthony J. Orlando and Larry J. Thoele. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During the Company’s 2015 fiscal year, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy (Chairman), Anthony J. Orlando and Larry J. Thoele, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board. During the Company’s 2015 fiscal year, the Nominating and Corporate Governance Committee held three meetings, three telephonic meetings and did not act by written consent. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration for nomination to the Board should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was amended and restated by the Board at the July 29, 2015 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. Following the recommendation of the Nominating and Corporate Governance Committee, the Board approved revised Corporate Governance Guidelines at its July 29, 2015 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of each Director for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The Nominating and Corporate Governance Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety and Risk Committee

The members of the Safety and Risk Committee are Homaira Akbari, David G. Bannister, James B. Gattoni, Michael A. Henning, Diana M. Murphy, Anthony J. Orlando and Larry J. Thoele (Chairman).

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures.

The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The members of this committee include the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Commercial and Marketing Officer, the Vice President and Chief Safety and Operations Officer, the Vice President and Chief Information Officer, the Director of Internal Audit, the Vice President, General Counsel and Secretary, the Vice President, Transportation Administrative Services and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. The Chairman of the management risk committee meets with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

During the Company’s 2015 fiscal year, the Safety and Risk Committee held three meetings, no telephonic meetings and did not act by written consent.

Strategic Planning Committee

The members of the Strategic Planning Committee are Homaira Akbari, David G. Bannister, James B. Gattoni, Michael A. Henning, Diana M. Murphy (Chairman), Anthony J. Orlando and Larry J. Thoele.

The Strategic Planning Committee functions include the review and consideration of the strategic objectives of the Company as well as the policies and procedures designed to achieve these strategic objectives. The Strategic Planning Committee solicits the views of the Company’s senior management and assesses strategic directions for implementation. During the Company’s 2015 fiscal year, the Strategic Planning Committee held one meeting, no telephonic meetings and did not act by written consent.

COMPENSATION OF DIRECTORS

For fiscal year 2015, each Independent Director was paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings.

In addition, upon election or re-election to the Board for a three year term, a Director who was neither an officer nor an employee of the Company, received a grant, on the first business day immediately following the date of such Director’s election or re-election to the Board, of such number of restricted shares of Common Stock equal to the quotient of $225,000 divided by the fair market value of a share of Common Stock on the date of such grant. Each such grant of restricted stock vests in three equal annual installments on the first three anniversary dates of such Director’s election or re-election to the Board. The unvested shares of restricted stock are subject to forfeiture for the portion of the award that has not yet vested upon early departure of a Director from the Board for any reason prior to the expiration of his or her respective three year term.

Mr. Gattoni, who is not an Independent Director, did not receive any compensation for services as Director, for services on committees of the Board or for attendance at meetings, but he was reimbursed for expenses incurred in his capacity as a Director.

Arrangements with Mr. Gerkens, the former Chairman and Chief Executive Officer of the Company

Henry H. Gerkens, the former Chairman and Chief Executive Officer of the Company, served as Executive Chairman of the Board until his retirement from the Company at the end of his term as a Director as of the 2015 Annual Meeting. As described in the proxy statement, dated April 7, 2015, prepared in connection with the Company’s 2015 Annual Meeting in the section, “Compensation, Discussion and Analysis – Letter Agreements

with Mr. Gerkens,” the Company entered into a series of letter agreements with Mr. Gerkens during the period of his service as President and Chief Executive Officer of the Company governing the employment relationship of Mr. Gerkens with the Company. Under the letter agreement between Mr. Gerkens and the Company, dated January 3, 2012, and as amended on January 23, 2013, Mr. Gerkens served as the Chief Executive Officer of the Company through January 3, 2015, and thereafter as the Executive Chairman of the Company until May 19, 2015. During 2015, Mr. Gerkens was compensated based on an annual salary of $575,000. Following his retirement as Executive Chairman of the Company until May 2018, Mr. Gerkens agreed under the letter agreement to serve as a non-employee consultant to the Company for which he was paid a single lump sum fee of $700,000 in November 2015. As additional consideration under the letter agreement, the Company agreed to make available to Mr. Gerkens continued participation in its health benefits plans (or, in certain circumstances, to assist him in obtaining alternative coverage) through November 2019. The letter agreement further provides that Mr. Gerkens will not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens, dated January 3, 2012, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 3, 2012. A copy of the January 23, 2013 amendment to the letter agreement between the Company and Mr. Gerkens was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 23, 2013.

On January 23, 2013, the Company granted to Mr. Gerkens 100,000 RSUs under the Company’s 2011 Equity Incentive Plan. Under the terms of the grant, the RSUs may vest on January 31 of 2014, 2015, and 2016, with the number of RSUs that vest on each vesting date determined by multiplying 100,000 by the sum of (1) the percentage increase in operating income in the most recently completed fiscal year as compared to the results from the immediately preceding fiscal year (for example, on January 31, 2015, the percentage increase in operating income for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year), plus (2) the percentage increase in diluted earnings per share in the most recently completed fiscal year as compared to the results from the preceding fiscal year (for example, on January 31, 2015, the percentage increase in diluted earnings per share for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year). On January 31, 2015, 22,432 of these RSUs granted to Mr. Gerkens vested as there was no increase in diluted earnings per share for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year and the percentage increase in operating income was 22.43%.

Compensation paid to Directors

The following table summarizes the compensation paid to Directors, other than Mr. Gattoni, during 2015.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All Other Compensation ($)	Total ($)
Homaira Akbari	75,000		3,250	78,250
David G. Bannister	75,000		4,358	79,358
Henry H. Gerkens(2)	220,048		8,364	228,412
Michael A. Henning	75,000		4,358	79,358
Diana M. Murphy	75,000		3,250	78,250
Anthony J. Orlando	45,719	74,795	192	120,706
Larry J. Thoele	75,000		3,250	78,250

(1)

Mr. Orlando was granted 1,197 restricted shares on May 20, 2015, the first business day immediately following the date of his election to the Board, as a pro-rated portion of a Director’s restricted share award for the period of service between May 2015 and the Company’s 2016 Annual Meeting. The fair market value of a share of Common Stock on May 20, 2015 was $62.46. At December 26, 2015, Dr. Akbari,

Mr. Bannister, Mr. Henning, Ms. Murphy, Mr. Orlando and Mr. Thoele had 1,371, 2,375, 2,375, 1,371, 1,197, and 1,371 restricted shares outstanding, respectively. Dr. Akbari, Mr. Bannister, Mr. Henning, Ms. Murphy, Mr. Orlando and Mr. Thoele were paid dividends on unvested restricted stock of $3,250, $4,358, $4,358, $3,250, $192 and $3,250, respectively, in 2015. Dividends paid on shares of unvested restricted stock are included in All Other Compensation in the table above.

(2)	As described above, Mr. Gerkens served as Executive Chairman of the Board through May 19, 2015, during which period he received $220,048 in salary based on his annual salary rate of $575,000. The Company also paid the tax due of $106 on behalf of Mr. Gerkens for the taxable benefit of his group term life insurance premium (which policy was terminated upon his retirement) and provided Mr. Gerkens with the use of certain equipment including cell phone, and other computer and communications equipment and maintenance of connectivity for such equipment in his home until his retirement as Executive Chairman of the Board. The taxable benefit of the premium is included in All Other Compensation in the table above. The Company contributed $8,258 under the Landstar 401(k) Savings Plan on behalf of Mr. Gerkens during 2015.

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a number of shares of the Company’s Common Stock in an amount no less than five times the annual cash fee payable to an outside Director within five years of such Director’s initial election to the Board. At March 22, 2016, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by all Directors under any circumstances.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and six telephonic meetings during the Company’s 2015 fiscal year. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for these audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal year 2015 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 26, 2015 audited financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees”, adopted by the Public Company Accounting Oversight Board, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Mr. Henning and Mr. Thoele, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and as a senior executive with FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Thoele’s background and experience includes service as an audit partner with KPMG from 1982 to 2009. Mr. Thoele served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, the partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009.

During 2015, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2015 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2015 Annual Report, filed with the SEC on February 19, 2016. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Michael A. Henning, Chairman

Homaira Akbari

David G. Bannister

Diana M. Murphy

Anthony J. Orlando

Larry J. Thoele

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its subsidiaries.

Name	Age	Business Experience

James B. Gattoni	54	See previous description under “Directors of the Company.”

L. Kevin Stout	47	Mr. Stout has been an Executive Officer of the Company since December 2014. He has been Vice President, Chief Financial Officer and Assistant Secretary since December 2014. Mr. Stout served as Vice President of Finance and Corporate Controller from January 2014 to December 2014. Mr. Stout served as Vice President, Corporate Controller from 2007 to 2014. Mr. Stout held various other positions with subsidiaries of the Company since 1997. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Michael K. Kneller	41	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Name	Age	Business Experience

Patrick J. O’Malley	57	Mr. O’Malley has been an Executive Officer of the Company since January 2008. He has been Vice President and Chief Commercial and Marketing Officer of the Company since May 2011. Mr. O’Malley served as Vice President and Chief Operating Officer of the Company from January 2011 until May 2011. Mr. O’Malley served as Vice President and Co-Chief Operating Officer of the Company from August 2009 until January 2011. Mr. O’Malley has served as President of Landstar Global Logistics, Inc. and Landstar Transportation Logistics, Inc. since February 2011. Mr. O’Malley has served as President of Landstar Express America, Inc., Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon, Inc. (“Landstar Ligon”) and Landstar Ranger, Inc. (“Landstar Ranger”) since January 2008. Mr. O’Malley was Executive Vice President of Operations for Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley held various other positions with subsidiaries of the Company since 1988.

Joseph J. Beacom	51	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety and Operations Officer since May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. Prior to May 2005, Mr. Beacom held various other positions with subsidiaries of the Company since 1995.

Larry S. Thomas	55	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. Prior to May 2001, Mr. Thomas held various other positions with subsidiaries of the Company since 1994.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, aligning the interests of the Named Executives to the interests of our stockholders. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual performance-based incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation. In 2015, the Company awarded performance stock units to each of its Named Executives based on each individual’s level of responsibility and performance and to help align management’s future interests with that of the Company’s stockholders. The Company also made a special performance-related stock unit award to James B. Gattoni in connection with Mr. Gattoni’s promotion to the position of Chief Executive Officer. No stock options or shares of restricted stock were granted to a Named Executive in 2015. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, James B. Gattoni. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gattoni, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described elsewhere in this Proxy Statement (commonly known as a “say-on-pay” proposal). At the Company’s 2015 Annual Meeting, approximately 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinion of the Company’s stockholders and, to the extent there were any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, would consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Base Salaries

Base salaries for Named Executives are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Named Executive, and also take into account the Named Executive’s assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into a Named Executive or for which a Named Executive otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Performance Based Compensation

The Company maintains performance based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance based compensation program includes the Company’s annual incentive program and stock-based awards program, each of which are further described below.

Annual Incentive Compensation

The Company’s objective with respect to the Landstar System, Inc. Executive Incentive Compensation Plan, adopted by the Board and approved by the Company’s stockholders effective January 1, 2012 (the “EICP”), is to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. For each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for diluted earnings per share. In establishing budgeted amounts for diluted earnings per share for 2015, the Company considered a growth factor over 2014 operating results and forecasted 2015 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goal is approved by the Compensation Committee, the EICP is designed to incent management to meet and, when possible, to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the EICP are calculated based upon how much actual results exceed budgeted diluted earnings per share, using a predetermined formula, up to the maximum annual payment per eligible participant as per the EICP as approved by the Company’s stockholders, all subject to the discretion of the Compensation Committee. For the 2015 fiscal year, the maximum annual payment per eligible participant was $3 million.

With respect to the 2015 fiscal year, each of the Named Executives had a target under the EICP based on a specific budgeted diluted earnings per share amount approved in connection with the Company’s annual operating budget. The Compensation Committee believes it is appropriate to establish the targets under the EICP based on diluted earnings per share because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s diluted earnings per share amount, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Named Executives and (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than division or function specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The “target” amount of diluted earnings per share under the EICP refers to the amount of diluted earnings per share that would be required to give effect to a “one-time incentive payment”. A “one-time incentive payment” under the EICP equals 100% of the executive’s EICP percentage multiplied by such executive’s base salary. The EICP percentages for the Named Executives in 2015 were as follows: Mr. Gattoni, 100%, Mr. Stout, 65%, Mr. Kneller, 50%, Mr. O’Malley, 50% and Mr. Beacom, 50%.

For purposes of these calculations, the Company’s budgeted diluted earnings per share was determined by assuming that the EICP bonus would be payable at target. For example, each Named Executive would have received a “one-time incentive payout” if the Company’s actual diluted earnings per share amount for the fiscal year equaled budgeted diluted earnings per share after giving effect to such one-time incentive payment. If the Company’s actual diluted earnings per share amount for fiscal year 2015 were less than the “target” amount of diluted earnings per share, no incentive payment would have been made to the Named Executives under this portion of the EICP. If the Company’s actual diluted earnings per share for the fiscal year were greater than the “target” amount of diluted earnings per share after giving effect to a one-time incentive payment, the EICP payment for each Named Executive would be calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by one plus a predetermined factor. This factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share (after giving effect to a one-time incentive payout) exceeded target diluted earnings per share. Individual amounts calculated under the EICP may be adjusted downwards at the discretion of the Compensation Committee in accordance with the Company’s 162(m) stockholder-approved EICP. The Company has met or exceeded the budgeted amount for diluted earnings per share in each of the five preceding fiscal years and eight of the preceding ten fiscal years.

The target amount of diluted earnings per share under the EICP with respect to the 2015 fiscal year was $3.36, which represented a 9% increase from the actual diluted earnings per share for the 2014 fiscal year. Diluted earnings per share for the 2015 fiscal year was $3.37, which exceeded target diluted earnings per share by 0.25%, or $0.01 per share, and exceeded fiscal year 2014 diluted earnings per share by 10%, or $0.30 per share. As actual results for fiscal year 2015 exceeded the target, the EICP payment for each Named Executive was calculated by multiplying each such Named Executive’s base salary by such Named Executive’s EICP percentage multiplied by 1.08 (or, one plus (0.25 multiplied by 0.33)).

As disclosed in a Current Report on Form 8-K, filed on March 19, 2015, the Compensation Committee amended the EICP to provide that if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover that portion of any bonus paid under the EICP to any current or former Named Executive during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, which portion exceeds the amount or value that the Compensation Committee determines would have been payable or received in respect of such bonus had the revised financial statement(s) reflected in the restatement been applied to determine such bonus. Subject to applicable law, the Compensation Committee may seek such excess compensation by requiring the Named Executive to pay such amount to the Company by set-off, by reducing future compensation or by such other means or combination of means as the Committee determines to be appropriate.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan, stock-based awards may be granted to the Company’s Named Executives and certain other key employees. No further grants of stock-based awards can be made under the Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (together with the 2011 Equity Incentive Plan, the “Employee Equity Plans”). The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock-based awards are typically granted to Named Executives once a year. The 2011 Equity Incentive Plan provides that any payment paid or award made to a participant under such plan is subject to recovery or “clawback” by the Company if the payment or award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

The Company has historically granted stock options and restricted stock under the Employee Equity Plans. As further discussed below, in 2012 the Compensation Committee initiated a new program to grant performance related stock awards over time in the form of restricted stock units (the “RSUs”) to Named Executives on an annual basis (the “Regular RSU Awards”) rather than stock options or restricted stock. For the Regular RSU Awards granted in 2012, 2013 and 2014, each RSU represents the contractual right to receive one share of Common Stock (subject to adjustment as provided in the Employee Equity Plans) when the award becomes vested as described below. Over time, grants of Regular RSU Awards have become the principal vehicle through which the Named Executives are granted stock-based awards in the Company. The Compensation Committee believes, however, that stock options, restricted stock, special grants of RSUs and other forms of stock-based awards that may be granted under the Employee Equity Plans are effective methods that may be used in the future as part of the Company’s long-term compensation program.

In prior years, Named Executives have been granted stock options on an annual basis that vest 100% after a period that may range from three to five years from the date of grant or in three or five equal annual installments commencing on the first anniversary of the date of grant. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 2015, no stock option awards were made to Named Executives.

Shares of restricted stock have also been granted to Named Executives under the Employee Equity Plans. Restricted stock has been granted that vests in three or five equal annual installments commencing on the first anniversary of the date of grant or 100% after a period that may range from three to five years from the date of grant. No shares of restricted stock were granted to Named Executives in 2015.

On each of January 2, 2012 and January 2, 2013, the Company granted in aggregate 68,000 RSUs to Named Executives. Under each of these Regular RSU Awards, Mr. Gattoni received 18,000 RSUs, Messrs. Beacom, Kneller and O’Malley each received 15,000 RSUs and Mr. Stout received 5,000 RSUs. The Compensation Committee awarded Mr. Gattoni larger grants than Messrs. Beacom, Kneller and O’Malley in 2012 and 2013 in reflection of the breadth of Mr. Gattoni’s responsibilities which at the time covered the Company’s financial, administrative and information systems functions. Mr. Stout received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of these grants.

On January 2, 2014, the Company granted in aggregate 80,000 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 30,000 RSUs, Messrs. Beacom, Kneller and O’Malley each received 15,000 RSUs and Mr. Stout received 5,000 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant on January 2, 2014 in connection with Mr. Gattoni’s promotion to President and Chief Financial Officer of the Company, effective January 1, 2014. Mr. Stout received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant.

The number of RSUs that vest under the 2012, 2013 and 2014 Regular RSU Awards is determined annually, for each year in the five-year period from the date of grant, by multiplying the number of RSUs granted by the sum of (a) the average of the percentage change (positive or negative) in operating income and diluted earnings per share in each of the five years immediately following the base year as compared to operating income and diluted earnings per share reported in the base year (base year being the fiscal year immediately preceding the year in which the RSUs were granted), plus (b) 5%, rounded to the nearest whole number, less (c) the number of RSUs under such grant that previously vested. The fair value of a Regular RSU Award is determined based on the market value of the Company’s Common Stock on the date of grant, discounted for lack of marketability for a minimum post-vesting holding requirement.

On January 27, 2015, the Company granted an aggregate of 50,000 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 15,000 RSUs, Mr. Stout received 12,500 RSUs and Messrs. Beacom, Kneller, and O’Malley each received 7,500 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Stout received a larger grant than Messrs. Beacom, Kneller, and O’Malley in recognition of his promotion to Chief Financial Officer of the Company. The number of RSUs that vest under the 2015 Regular RSU Awards is determined annually, for each year in the five-year period from the date of grant.

For the 2015 Regular RSU Awards, the number of RSUs that vest each year will be determined by (a) multiplying the number of RSUs credited to the Named Executive as of the applicable vesting date by (b) the Performance Multiple derived from the chart below, and (c) subtracting therefrom the number of RSUs that have previously vested; provided that, in no event, may the aggregate number of RSUs that become vested exceed 200% of the RSUs credited to the Named Executive under this grant. For purposes of the 2015 Regular RSU Awards, the Performance Hurdle means the sum of (a) the average of the percentage change (positive or negative) in operating income and diluted earnings per share, in each case from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the 2014 fiscal year, plus (b) 5%, and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

Performance Hurdle	Performance Multiple	Performance Level
0%	0%
25%	50%
50%	100%	Target
75%	150%
100%	200%	Maximum

No dividends are paid on the Regular RSU Awards and Regular RSU Awards have no voting rights. However, dividend equivalents will be credited to the Named Executive with respect to the 2015 Regular RSU Awards each time that a dividend is paid on the Company’s Common Stock. The aggregate amount of such dividend equivalents so credited in respect of each such dividend shall be equal to the dividend paid on a share of Common Stock multiplied by the number of 2015 Regular RSU Awards credited to the Named Executive on the dividend record date. The dividend equivalents shall be converted into additional 2015 Regular RSU Awards credited to the Named Executive on the dividend payment date based upon the fair market value of a share of Common Stock on such date.

The Compensation Committee has established post-vesting holding period requirements with respect to shares of Common Stock received upon vesting of Regular RSU Awards. Each Named Executive is subject to a one year post-vesting holding requirement with respect to the shares received upon settlement of Regular RSU Awards, net of any applicable withholding obligations in connection with such settlement.

For 2015, the Compensation Committee changed the manner in which performance-based restricted stock unit awards are deemed to be earned to better reflect the level of performance that the Committee expects to be achieved, with a targeted number of units earned if the targeted level of performance is attained, and a maximum number of units earned if the maximum level of performance is attained. Prior to 2015, each Regular RSU Award represented the contractual right to receive one share of Common Stock based on a straight-line average change in operating income and diluted earnings per share over the relevant performance period. For the 2015 awards, an increasing percentage of the performance-based restricted stock units is earned based on an increasing level of positive average change in operating income and diluted earnings per share for each year of the five year performance period, such that no portion of the award is earned if there is no positive change based on the applicable calculation, 100% of the number of units granted is earned if the targeted level of positive increase is achieved, and a maximum of 200% of the number of units is earned if a maximum level of positive increase is achieved, with interpolation between these levels of performance. The Compensation Committee believes the use of a “target” and “maximum” will better set expectations associated with these awards both internally to employee recipients as well as to stockholders and other third parties to help them understand the derivation of the value attributed by the Company to these awards at the time of grant. The Compensation Committee further believes that the new manner in which these awards are deemed to be earned emphasizes to employee recipients and investors that the expectation at the time of grant is that the employee recipients would need to perform at a high level in order for the Company’s performance to reach the targeted level of operating income and diluted earnings per share for the employees to earn the “target” number of units during the term of the award, and, moreover, that superior performance by the Company is required for the employee recipients to earn the “maximum” performance-based award.

On March 17, 2015, and in connection with his promotion to the position of Chief Executive Officer, the Company and James B. Gattoni entered into an agreement granting to Mr. Gattoni, as of May 1, 2015, a special performance-related stock award under the Company’s 2011 Equity Incentive Plan in the form of 20,000 RSUs (the “CEO Promotion Award”). In general, the CEO Promotion Award RSUs will vest on April 30 of 2019, 2020, and 2021, with the number of RSUs that vest on each vesting date determined by multiplying one-third of the number of RSUs credited to Mr. Gattoni pursuant to the CEO Promotion Award by a “payout percentage” that is based on the Company’s total shareholder return (“TSR”) compound annual growth rate (“CAGR”) over the vesting period, adjusted to reflect dividends (if any) paid during such period, and as may be necessary to take into account capital adjustments. Under the terms of the CEO Promotion Award, TSR CAGR over the applicable vesting period is determined as of the beginning and end of each performance period using a sixty day measurement period, other than in the event of a change in control. The “payout percentage” as of each vesting date is as follows, with straight line interpolation between performance levels:

Performance Level	If TSR CAGR is:	Then the Payout Percentage is:
Maximum	12.0% or greater	150%
Target	10.0%	100%
Threshold	8.0%	50%
<Threshold	Less than 8.0%	0%

To the extent these RSUs are not vested at the maximum level in the chart above as of the first or second vesting dates, such RSUs will again be eligible to vest at the next vesting date based on the “payout percentage” achieved as of such next vesting date. In addition, if any dividends are paid by the Company during the vesting period, dividend equivalents will be credited to Mr. Gattoni under the CEO Promotion Award as additional RSUs that are eligible to vest based on the “payout percentage” achieved as of the future vesting dates of the underlying RSUs to which such dividend equivalents relate. Any RSUs that vest will be settled in shares of Common Stock as soon as practicable after the applicable vesting date. Any units that do not become vested as of April 30, 2021 (or earlier upon Mr. Gattoni’s termination of employment or a change in control of the Company) will be forfeited.

Mr. Gattoni’s right to receive shares underlying the CEO Promotion Award is generally conditioned upon his continued employment through the applicable vesting dates. In the event of his death or disability prior to a vesting date, a pro rata number of the units then credited to Mr. Gattoni pursuant to the CEO Promotion Award (based on the number of days he remained employed during the vesting period) will vest based on the “payout percentage” achieved as of his termination of employment. Similarly, if there is a change in control of the Company prior to a vesting date, a pro rata number of the units then credited to Mr. Gattoni pursuant to the CEO Promotion Award (based on the number of days during the vesting period prior to the change in control) will vest based on the “payout percentage” achieved as of the date of the change in control.

There are several reasons why the Compensation Committee believes the nature and terms of the CEO Promotion Award to Mr. Gattoni, on the one hand, as opposed to the Regular RSU Awards, including those to Mr. Gattoni, on the other, are appropriate. The CEO Promotion Award to Mr. Gattoni is intended to be a special non-recurring award that ties the amount of future vesting directly to the Company’s TSR over the vesting period, using the growth in TSR as an additional means to measure the performance of the Chief Executive Officer of the Company. The Regular RSU Awards are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will be the principal long-term performance based compensation vehicle through which the Named Executives will be granted additional equity in the Company. The Compensation Committee believes that growth in operating income and diluted earnings per share are the two key financial measures reflecting the long-term growth of the enterprise. The Compensation Committee believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2012, 2013, 2014 or 2015. For example, in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award outstanding at the end of 2015, the average increase in diluted earnings per share and operating income must equal or exceed the base year (the year immediately preceding the date of grant) operating income and diluted earnings per share by 95 percent in any of the five years following the base year.

The Compensation Committee has also provided for a “clawback right” as a condition of all RSUs granted in 2015, including the CEO Promotion Award and each Regular RSU Award. If the Company were required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover all or a portion of any shares delivered or payment made that is related to an RSU award during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, to the extent the value of such shares or the amount of such payment exceeds the amount or value that the Committee determines would have been payable in respect of the award had the revised financial statement(s) reflected in the restatement been applied to determine such amount or value.

The Company believes that the granting of stock-based awards in the form of RSUs, stock options and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income and diluted earnings per share and their value varies directly with the Company’s stock price, no benefit can be realized from stock options unless the stock price exceeds the exercise price over the vesting period and the benefit realized from restricted stock varies directly with the Company’s stock price.

Equity Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee has established stock ownership guidelines for each Named Executive based on a multiple of the annual salary of such Named Executive. These guidelines recommend that the Chief Executive Officer of the Company beneficially own equity value in the Company’s Common Stock of no less than seven times the annual salary of such Chief Executive Officer and that each of the other Named Executives of the Company beneficially own equity value in the Company’s Common Stock of no less than four times the annual salary of such Named Executive, in each case to be achieved within five years of an individual’s initial appointment as a Named Executive. For purposes of these equity ownership guidelines, equity value in the Company’s Common Stock includes (1) the value of shares of Common Stock beneficially owned by the Named Executive, plus (2) the value of outstanding restricted shares of Common Stock, either vested or unvested, beneficially owned by the Named Executive, plus (3) the intrinsic value of outstanding, exercisable stock options to purchase shares of Common Stock held by the Named Executive. On the basis of these criteria, each of the Named Executives is currently in compliance with these stock ownership guidelines. In the event a Named Executive is not in compliance with these stock ownership guidelines, the Named Executive is expected to hold no less than 50% of the after-tax number of shares of Common Stock received upon exercise of stock options and vesting of restricted stock units until compliance with these stock ownership guidelines is achieved.

Policy Regarding Hedging and Pledging of Company Stock

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by certain members of the Company’s leadership, including all Named Executives, under any circumstances.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits—tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution—that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gattoni, Kneller, O’Malley and Beacom have elected to participate in the SERP.

Key Executive Employment Protection Agreements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual “target” incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the EICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gattoni; two times for Messrs. Stout and Kneller and one time for Messrs. O’Malley and Beacom. Severance multiples for Named Executives were established based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides the covered executive with a pro rata payout of the “target” annual bonus amount for the year of employment termination of such covered executive and for continuation of medical benefits for up to one year from the date of employment termination.

In recognition of evolving best practices with respect to certain long-standing provisions in the Key Executive Employment Protection Agreements, each of the Key Executive Employment Protection Agreements between the Company and a Named Executive was amended in 2012 to (i) delete the “modified single trigger” provision whereby the covered executive would have been entitled to certain severance benefits upon voluntarily terminating his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control”, (ii) delete the provision that would have provided for certain tax gross-ups to be made to a covered executive in the event payments to the executive were subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986 and (iii) provide that any severance benefits payable to a covered executive will be reduced to a level at which no excise tax would be payable, if such reduction would provide such covered executive with a greater net after-tax amount.

The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gattoni, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including cell phone, and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Compensation Consultants

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. During 2015, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it in analyzing the Company’s current executive compensation program, including the Company’s compensation philosophy and the structure and design features of each component of the program. The Compensation Committee also engaged the consultants to review Director compensation, the Company’s stock ownership guidelines for its Directors and Named Executives, and in connection with the CEO Promotion Grant. The Compensation Committee determined that the work of the consultants did not raise any conflicts of interest taking into consideration the independence factors enumerated in Rule 10C-1(b) of the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee or any Named Executive has any affiliation with the consultants. In 2015, the Company paid $65,721 in fees and expense reimbursements to Compensation Strategies, Inc.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Named Executives unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the performance based, incentive compensation it makes available to its Named Executives for the performance exception to non-deductibility. Equity awards under the Company’s Employee Equity Plans currently meet these requirements. At the 2012 Annual Meeting of Stockholders, the Company received stockholder approval for the EICP so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the EICP as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chairman

Homaira Akbari

Michael A. Henning

Diana M. Murphy

Anthony J. Orlando

Larry J. Thoele

Compensation of Named Executives.    The following table summarizes the compensation paid to (i) the President and Chief Executive Officer, (ii) the Vice President and Chief Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chief Executive Officer and the Chief Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2)($)	Non-Equity Incentive Plan Compensation (3)($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (4)($)	All Other Compensation (5)($)	Total ($)
James B. Gattoni President and Chief Executive Officer(6)	2015	450,000	1,508,904	487,000	387	20,379	2,466,670
	2014	370,000	1,026,987	2,125,000	1,213	16,928	3,540,128
	2013	300,000	522,853	210,000	—	11,442	1,044,295

L. Kevin Stout	2015	250,000	724,586	176,000	—	11,839	1,162,425
Vice President and Chief Financial Officer(7)	2014	190,000	171,165	238,000	—	8,194	607,359
	2013	172,000	145,237	50,000	—	7,409	374,646

Patrick J. O’Malley	2015	275,000	434,752	149,000	—	16,754	875,506
Vice President and Chief Commercial and Marketing Officer	2014	275,000	513,494	985,000	3,802	11,509	1,788,805
	2013	230,000	435,710	90,000	11,194	11,316	778,220

Michael K. Kneller	2015	275,000	434,752	149,000	—	8,303	867,055
Vice President, General Counsel and Secretary	2014	275,000	513,494	985,000	3,063	11,117	1,787,674
	2013	225,000	435,710	90,000	6,926	9,432	767,068

Joseph J. Beacom	2015	264,583	434,752	135,000	—	15,488	849,823
Vice President and Chief Safety and Operations Officer	2014	250,000	513,494	895,000	4,096	10,751	1,673,341
	2013	215,000	435,710	90,000	8,305	9,026	758,041

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)	Stock award amounts for 2015, 2014, and 2013 reflect the aggregate grant date fair value of RSUs computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of RSUs granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015 filed with the SEC. Amounts shown are based upon the most probable outcome of the performance conditions for these stock awards. Assuming the highest level of performance is achieved, the maximum possible value of the RSUs granted to the named executive officers in 2015, using the grant date fair value, is: (i) $3,657,207 for Mr. Gattoni; (ii) $1,449,173 for Mr. Stout; and (iii) $869,504 for Messrs. O’Malley, Kneller, and Beacom. Assuming the highest level of performance is achieved, the maximum possible value of the RSUs granted to the named executive officers in 2014, using the grant date fair value, is: (i) $1,593,369 for Mr. Gattoni; (ii) $265,562 for Mr. Stout; and (iii) $796,685 for Messrs. O’Malley, Kneller and Beacom. Assuming the highest level of performance is achieved, the maximum possible value of the RSUs granted to the named executive officers in 2013, using the grant date fair value, is: (i) $891,572 for Mr. Gattoni; (ii) $247,659 for Mr. Stout; and (iii) $742,977 for Messrs. O’Malley, Kneller, and Beacom.

(3)	These payments constitute payments under the EICP.

(4)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts for 2015 exclude losses of $117, $1,090 and $622 for Messrs. O’Malley, Kneller and Beacom, respectively.

(5)	Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, Health Savings Account (HSA) contributions made by the Company for those Named Executives electing to participate in the Company’s high deductive medical plan, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives and dividends paid on unvested restricted stock in the following amounts:

	401(k)	SERP	HSA	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Total
2015
James B. Gattoni	$10,600	$6,985	$1,000	$1,794		$20,379
L. Kevin Stout	10,028		1,000	811		11,839
Patrick J. O’Malley	10,400			2,454	$3,900	16,754
Michael K. Kneller	6,733		1,000	570		8,303
Joseph J. Beacom	10,276			1,312	3,900	15,488
2014
James B. Gattoni	$10,400	$3,876		$1,242	$1,410	$16,928
L. Kevin Stout	7,600			594		8,194
Patrick J. O’Malley	6,417			2,322	2,770	11,509
Michael K. Kneller	9,167			540	1,410	11,117
Joseph J. Beacom	7,679			1,242	1,830	10,751
2013
James B. Gattoni	$10,200			$1,242		$11,442
L. Kevin Stout	6,880			529		7,409
Patrick J. O’Malley	9,200			2,116		11,316
Michael K. Kneller	9,000			432		9,432
Joseph J. Beacom	8,342			684		9,026

(6)	Mr. Gattoni was named President and Chief Executive Officer, effective December 29, 2014.

(7)	Mr. Stout was named Vice President and Chief Financial Officer, effective December 29, 2014.

Grants of Plan-Based Awards.    The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2015 services under the EICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal 2015 to each of the Named Executives of the Company.

Grants of Plan-based Awards

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James B. Gattoni	January 27, 2015(1)	December 2, 2014				—	15,000	30,000	869,504	62.33
			450,000	450,000	3,000,000
	May 1, 2015(2)	March 17, 2015				—	20,000	30,000	639,400	63.94
L. Kevin Stout	January 27, 2015(1)	December 2, 2014				—	12,500	25,000	724,586	62.33
			162,500	162,500	3,000,000
Patrick J. O’Malley	January 27, 2015(1)	December 2, 2014				—	7,500	15,000	434,752	62.33
			137,500	137,500	3,000,000
Michael K. Kneller	January 27, 2015(1)	December 2, 2014				—	7,500	15,000	434,752	62.33
			137,500	137,500	3,000,000
Joseph J. Beacom	January 27, 2015(1)	December 2, 2014				—	7,500	15,000	434,752	62.33
			125,000	125,000	3,000,000

(1)	RSUs have five-year contractual lives and will vest on January 31 of 2016, 2017, 2018, 2019 and 2020 based on the average of the percentage change in operating income and diluted earnings per share as compared to the results from the 2014 fiscal year, plus 5%, rounded to the nearest whole number, less the number of RSUs that have previously vested. All unvested RSUs expire on January 31, 2020. The estimated future payouts under this award assumes, i) 200 percent of the award granted will vest at the maximum payout, ii) 100 percent of the award granted will vest at the target (representing the number that will vest assuming future performance over the remaining term of the award will be representative of the 2015 fiscal year performance) and iii) no awards are assumed to vest at the threshold. Amounts shown are based on the most probable outcome of the performance conditions for these stock awards. The grant date fair market value per share of this award was $62.33.

(2)	Represents RSUs with a market condition in the form of total shareholder return (TSR) compound annual growth rate (CAGR) over the vesting period, adjusted to reflect dividends (if any) paid during such period, and as may be necessary to take into account capital adjustments. In general, the award will vest on April 30 of 2019, 2020, and 2021, with the number of units that vest on each vesting date determined by multiplying one-third of the number of units credited to Mr. Gattoni pursuant to the award by a “payout percentage” that is based on the Company’s TSR. If TSR CAGR is 12.0% or greater then the payout percentage is 150%. If TSR CAGR is between 10% and 12% then the payout percentage is 100%. If TSR CAGR is between 8.0% and 10% then the payout percentage is 50%. If TSR CAGR is less than 8.0% then the payout percentage is 0%, with straight line interpolation between the performance levels.

Option Exercises and Stock Vested.    The following table sets forth the number and value of all stock options exercised and all restricted shares that vested during the 2015 fiscal year by each of the Named Executives.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1)($)	Number of shares acquired on vesting (#)	Value realized on vesting (2)($)
James B. Gattoni			13,322	830,360
L. Kevin Stout	2,813	52,645	2,577	160,624
Patrick J. O’Malley	13,300	309,062	7,730	481,811
Michael K. Kneller			7,730	481,811
Joseph J. Beacom			7,730	481,811

(1)	The value realized represents the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price of the stock options. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective stock option exercise dates.

(2)	The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End.    The following table sets forth the outstanding equity awards held by the Named Executives at December 26, 2015.

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James B. Gattoni	5,978		41.57	1/2/2018	(1)				82,773	(6)	4,810,767
	2,543		39.32	1/2/2019	(2)
	2,400		37.07	1/29/2020	(1)
	10,800	2,700	41.80	2/3/2021	(1)
	18,000	12,000	51.99	2/6/2022	(1)

L. Kevin Stout	2,619		38.18	1/2/2017	(3)				23,578	(6)	1,370,353
	3,000		44.32	2/1/2017	(1)
	20,000		41.57	1/2/2018	(1)
	5,000		39.32	1/2/2019	(2)
	3,000		37.07	1/29/2020	(1)
	5,600	1,400	41.80	2/3/2021	(1)
	6,000	4,000	51.99	2/6/2022	(1)

Patrick J. O'Malley		2,500	41.80	2/3/2021	(1)	3,000	(5)	174,360	40,601	(6)	2,359,730
		8,400	51.99	2/6/2022	(1)

Michael K. Kneller	1,400		37.07	1/29/2020	(1)				40,601	(6)	2,359,730
	17,000	4,250	41.80	2/3/2021	(1)
	12,600	8,400	51.99	2/6/2022	(1)

Joseph J. Beacom	4,500		44.32	2/1/2017	(4)	3,000	(5)	174,360	40,601	(6)	2,359,730
	4,800		37.07	1/29/2020	(1)
	7,000	3,500	41.80	2/3/2021	(1)
	13,800	9,200	51.99	2/6/2022	(1)

(1)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vested or will vest at a rate of 20% per year over the first five years of the stock option term, which began ten years prior to the expiration dates shown.

(2)	All stock options vested on January 2, 2014.

(3)	All stock options vested on January 2, 2012

(4)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vested at a rate of 33 1/3% per year over the first three years of the stock option term, which began ten years prior to the expiration dates shown.

(5)	Restricted stock vests as to 3,000 shares on June 3, 2016.

(6)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis – Performance Based Compensation – Stock-based Awards”.

Nonqualified Deferred Compensation.    The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 26, 2015 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James B. Gattoni	22,546	6,985	387		53,507
Patrick J. O’Malley			(117)		68,754
Michael K. Kneller			(1,090)		30,861
Joseph J. Beacom			(622)		90,401

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan (the “401(k) Plan”), the Company will contribute an amount equal to 100% of the first 3% of such contributions and 50% of the next 2% of such contributions, subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. Distributions under the SERP of individual account balances credited on or after January 1, 2005, and earnings thereon, are made following termination of employment as to form of payment (i.e., lump sum or annual installments) and time of payment (i.e., within 30 days following the six-month anniversary of the employee’s termination of employment or within 30 days of March 1 of the year following the year of termination from employment of the participant) elected by the participant for that year’s contributions prior to the start of each year of participation, and otherwise in accordance with the terms of the SERP. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2015 as reported by the administrator of the SERP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Inflation Protected Bond A	-2.10%	T. Rowe Price Retirement 2025 Fund	-0.17%
RidgeWorth Core Bond I	0.11%	T. Rowe Price Retirement 2030 Fund	-0.02%
Vanguard 500 Index Fund	1.36%	T. Rowe Price Retirement 2035 Fund	0.13%
Dreyfus Small Cap Stock Index Fund	-2.24%	T. Rowe Price Retirement 2050 Fund	0.19%
T. Rowe Price Retirement 2010 Fund	-0.76%	T. Rowe Price Retirement 2045 Fund	0.17%
Schwab Value Advantage Money Fund	0.01%	T. Rowe Price Retirement 2040 Fund	0.17%
MFS Value R3	-0.79%	Delaware Small Cap Value	-6.20%
T. Rowe Price Retirement 2015 Fund	-0.58%	T. Rowe Price Mid Cap Value Fund	-3.41%
T. Rowe Price Retirement 2020 Fund	-0.31%	Allianz NFJ International Value A	-13.15%
T. Rowe Price Mid Cap Growth Fund	6.56%	Columbia Acorn International R5	-1.29%
INVESCO Small Cap Growth Fund	-1.43%	MFS Growth R3	7.11%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2015 fiscal year. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested stock options and restricted stock are subject to accelerated vesting upon a change in control of the Company. With respect to the CEO Promotion Award, if there is a change in control of the Company prior to a vesting date, a pro rata number of the RSUs then credited to Mr. Gattoni (based on the number of days during the vesting period prior to the change in control) will vest based on the “payout percentage” achieved as of the date of the change in control. Moreover, with respect to the January 27, 2015 RSU grants to the Named Executives, unless the Compensation Committee determines otherwise, in the event of a change in control that occurs prior to March 1, 2020, 20% of each such RSU award would vest to the extent such amount would not exceed the number of RSUs that are eligible to vest at the maximum level under the applicable award.

Name	Change in Control(1) ($)
James B. Gattoni	3,460,545
L. Kevin Stout	1,198,729
Patrick J. O’Malley	922,393
Michael K. Kneller	1,189,093
Joseph J. Beacom	943,617

(1)	Change in Control amounts include severance benefits, pro rata target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of unvested restricted stock, unvested stock options outstanding and a portion of RSUs outstanding based on the closing price of the Company’s common stock of $58.12 on December 24, 2015 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

Item 402(s) Statement

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 18, 2016 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officer of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class(1)
(i)
Wellington Management Group LLP(2)(3)		3,511,361	8.3%
BlackRock, Inc.(2)(4)		3,425,790	8.1%
The Vanguard Group(2)(5)		3,003,837	7.1%
T. Rowe Price Associates, Inc.(2)(6)		2,528,438	6.0%
Eaton Vance Management(2)(7)		2,389,035	5.6%
Capital Research Global Investors(2)(8)		2,377,600	5.6%
Kayne Anderson Rudnick Investment Management LLC(2)(9)		2,325,191	5.5%
(ii)
Homaira Akbari(10)	Director and Nominee for Director	4,667	*
David G. Bannister(11)	Director	26,997	*
Michael A. Henning(12)	Director	18,894	*
Diana M. Murphy(13)	Chairman of the Board and Nominee for Director	48,841	*
Anthony J. Orlando(14)	Director and Nominee for Director	5,197	*
Larry J. Thoele(15)	Director and Nominee for Director	8,667	*
James B. Gattoni(16)	President, Chief Executive Officer and Director	120,437	*
Michael K. Kneller(17)	Vice President, General Counsel and Secretary	85,340	*
Joseph J. Beacom(18)	Vice President and Chief Safety and Operations Officer	78,015	*
L. Kevin Stout(19)	Vice President, Chief Financial Officer and Assistant Secretary	68,000	*
Patrick J. O’Malley(20)	Vice President and Chief Commercial and Marketing Officer	45,258	*
Larry S. Thomas(21)	Vice President and Chief Information Officer	44,109	*
(iii)
All Directors and Executive Officers as a group (12 persons)(22)(23)		554,422	1.3%

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 18, 2016. With respect to the calculation of the percentages for beneficial owners who hold stock options exercisable within 60 days of March 18, 2016, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such stock options.

(2)	In accordance with the rules of the SEC, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to its Schedule 13G filed on February 11, 2016, Wellington Management Group LLP (“Wellington”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a parent holding company or control person and is deemed to be the beneficial owner of 3,511,361 shares of Common Stock. Wellington has sole voting power with respect to none of such shares, shared voting power with respect to 2,710,577 of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all 3,511,361 of such shares. The business address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(4)

According to its Schedule 13G/A filed on February 10, 2016, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,425,790 shares of Common Stock. BlackRock has sole voting power with respect to 3,268,661 of such shares, shared voting power or shared dispositive power with respect to none of the shares, and sole dispositive power with respect to all 3,425,790 of such shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)	According to its Schedule 13G/A filed on February 10, 2016, the Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,003,837 shares of Common Stock. Vanguard has sole voting power with respect to 31,791 of such shares, shared voting power with respect to 2,000 of such shares, sole dispositive power with respect to 2,972,746 of such shares and shared dispositive power with respect to 31,091 of such shares. In addition, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 29,091 shares as a result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,700 shares as a result of its serving as investment manager of Australian investment offerings. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	According to an amendment to its Schedule 13G/A filed on February 11, 2016, (i) T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,528,438 shares of Common Stock and (ii) T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small-Cap”) is an investment company registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of 1,038,700 shares of Common Stock. Price Associates has sole voting power with respect to 751,508 of such shares, no shared voting or dispositive power with respect to such shares, and sole dispositive power with respect to all 2,528,438 of such shares. T. Rowe Small-Cap has sole voting power with respect to 1,038,700 of such shares and no shared voting or sole or shared dispositive power with respect to such shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of each of Price Associates and T. Rowe Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)	According to its Schedule 13G filed on February 12, 2016, Eaton Vance Management (“Eaton Vance”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,389,035 shares of Common Stock. Eaton Vance has sole voting power and sole dispositive power with respect to all 2,389,035 of such shares. The business address of Eaton Vance is 2 International Place, Boston, Massachusetts 02110.

(8)

According to its Schedule 13G/A filed on February 16, 2016, (i) Capital Research Global Investors is a division of Capital Research and Management Company (CRMC) and (ii) Capital Research Global Investors is deemed to be the beneficial owner of 2,377,600 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company

Act of 1940. Capital Research Global Investors has sole voting power and sole dispositive power with respect to all 2,377,600 of such shares. The business address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(9)

According to its 13G/A filed on February 10, 2016, Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,325,191 shares of Common Stock. Kayne Anderson has sole voting power with respect to 1,962,743 of such shares, shared voting power with respect to 362,448 of such shares, sole dispositive power with respect to 1,962,743 of such shares and 362,448 of such shares. The business address of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(10)	Includes 1,371 shares of restricted stock subject to vesting.

(11)	Includes 2,375 shares of restricted stock subject to vesting.

(12)	Includes 2,375 shares of restricted stock subject to vesting.

(13)	Includes 1,371 shares of restricted stock subject to vesting.

(14)	Includes 1,197 shares of restricted stock subject to vesting.

(15)	Includes 1,371 shares of restricted stock subject to vesting.

(16)	Includes 48,421 shares that may be acquired upon the exercise of stock options and 4,506 shares of restricted stock subject to vesting.

(17)	Includes 39,450 shares that may be acquired upon the exercise of stock options and 2,253 shares of restricted stock subject to vesting.

(18)	Includes 38,200 shares that may be acquired upon the exercise of stock options and 5,253 shares of restricted stock subject to vesting.

(19)	Includes 48,619 shares that may be acquired upon the exercise of stock options and 2,253 shares of restricted stock subject to vesting.

(20)	Includes 6,700 shares that may be acquired upon the exercise of stock options and 5,253 shares of restricted stock subject to vesting.

(21)	Includes 23,375 shares that may be acquired upon the exercise of stock options and 2,253 shares of restricted stock subject to vesting.

(22)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(23)	Includes 204,765 shares that may be acquired upon the exercise of stock options and 31,831 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 26, 2015, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 26, 2015. In addition to retaining KPMG LLP to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiary, LSHI, the Company engaged KPMG LLP to render certain employee benefit audit services to the Company in fiscal year 2015 and expects to continue to do so in fiscal 2016. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2015 and 2014 for services consisted of the following:

AUDIT FEES: Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $921,000 and $885,000 for fiscal years 2015 and 2014, respectively.

AUDIT RELATED FEES: Fees for audits of the Company’s 401(k) plan and subsidiary audit were $28,000 for each of fiscal years 2015 and 2014.

TAX FEES: None.

ALL OTHER FEES: None

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2016, and has recommended to the Board that a resolution be presented to stockholders at the 2016 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2016 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders, as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2016 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE –

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executives as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” the executive compensation programs are designed to attract, motivate, and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis”included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2015 compensation of the Named Executives.

The Compensation Committee continually reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the stockholders’ interests. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis,” the Company understands that the stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. As set forth in the Summary Compensation Table included in this Proxy Statement, a significant portion of total compensation paid to the Company’s Chief Executive Officer as well as the other Named Executives was “performance based” (as discussed in “Compensation Discussion and Analysis”).

Fiscal year 2015 included a number of outstanding achievements. The Company established a new record for annual revenue, surpassing $3.3 billion for the first time in its history. In addition to revenue, annual records were set for many other financial metrics including gross profit, operating income, net income and diluted earnings per share. In addition, fiscal year 2015 represented the first year of service of James B. Gattoni as Chief Executive Officer of the Company.

In light of these financial results as well as the successful transition to Mr. Gattoni as the Company’s Chief Executive Officer, we are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2016 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2016 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement. The next say-on-pay vote will occur at the Company’s 2017 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER FOUR —

PROPOSAL TO APPROVE THE LANDSTAR SYSTEM, INC.

AMENDED AND RESTATED 2013 DIRECTORS STOCK COMPENSATION PLAN

The Board has amended and restated, subject to stockholder approval, the 2013 Directors Stock Compensation Plan (the “Existing 2013 DSCP” and, as amended and restated, the “New 2013 DSCP”). The Existing 2013 DSCP was approved by the Board and subsequently approved by the stockholders of the Company at the Company’s 2013 Annual Meeting of Stockholders. The purpose of the New 2013 DSCP, like the Existing 2013 DSCP, is to continue to enable the Company to attract, retain and motivate the best qualified directors and further enhance the long-term mutuality of interest between the Company’s stockholders and the directors of the Company. The material terms of the New 2013 DSCP are summarized below.

The New 2013 DSCP, like the Existing 2013 DSCP, is administered by the Board. Each person who is a director of the Company, and is not an officer or employee of the Company or any of its subsidiaries is eligible to participate in the New 2013 DSCP (an “Eligible Director”). As is more fully described below, the Existing 2013 DSCP provides that each Eligible Director who is elected or re-elected at an annual meeting of the stockholders of the Company (an “Annual Meeting”) to serve a three-year term on the Board shall receive, on the first business day after such Annual Meeting, a specified number of shares of the Company’s Common Stock that remain subject to certain forfeiture and transfer restrictions during such Eligible Director’s three-year term on the Board. Under the New 2013 DSCP, each Eligible Director would instead receive on the first business day after each Annual Meeting, a specified number of shares of the Company’s Common Stock that would remain subject to certain forfeiture and transfer restrictions for one year following the date of grant.

The maximum number of shares of the Company’s Common Stock that may be issued under the New 2013 DSCP may not exceed 115,000 in the aggregate, of which 94,334 remain available for issuance. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company’s shares of Common Stock, appropriate adjustments will be made by the Board in the number of shares that may be issued in the future.

In the event the stockholders do not approve the New 2013 DSCP, the Existing 2013 DSCP will continue in full force and effect.

Each of the provisions of the New 2013 DSCP is described more fully below and in the full text of the New 2013 DSCP set forth in Appendix A.

Share Awards

Commencing as of the 2016 Annual Meeting, on the first business day following each Annual Meeting, each Eligible Director shall receive a number of shares equal to the quotient of (i) $110,000 divided by (ii) the fair market value of one share on the date of grant, rounded to the nearest whole number of shares; with the exception that, in respect of the 2016 Annual Meeting only, each Eligible Director who is designated as a Class III director shall receive a number of Shares equal to the quotient of (i) $35,000 (instead of $110,000) divided by (ii) the fair market value of one share on the date of grant, rounded to the nearest whole number of shares. No shares shall be granted under the New 2013 DSCP after March 14, 2023. Had the New 2013 DSCP been in effect for the last completed fiscal year, on the first business day following the 2015 Annual Meeting, a grant of shares equal to the quotient of (i) $110,000 divided by (ii) the fair market value of one share on the date of grant, rounded to the nearest whole number of shares would have resulted in a grant of 1,761 shares and a grant of shares equal to the quotient of (i) $35,000 divided by (ii) the fair market value of one share on the date of grant, rounded to the nearest whole number of shares, would have resulted in a grant of 560 shares.

In the event that an Eligible Director commences service to the Board on a date during the term of the New 2013 DSCP that is between Annual Meetings, such Eligible Director shall be entitled to receive a pro rata portion of the number of shares described in the immediately preceding paragraph.

Forfeiture of Shares

Except as otherwise determined by the Board, the shares issued to an Eligible Director shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such shares were granted.

Restrictions on Disposition of Shares

Except as otherwise determined by the Board, for the one-year period following the Annual Meeting in respect of which the shares were granted to an Eligible Director, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the New 2013 DSCP). The restrictions on the transfer of such shares shall automatically lapse upon the termination of such Eligible Director’s service as a director of the Company.

Other Information

The Board at any time may terminate or suspend the New 2013 DSCP, and from time to time may amend or modify the New 2013 DSCP, provided that without the approval by a majority of the votes cast at a meeting of the Company’s stockholders, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the New 2013 DSCP, (ii) except as necessary to give effect to certain adjustments to the Company’s capitalization structure, materially increase the number of shares subject to the New 2013 DSCP, (iii) materially modify the requirements for participation in the New 2013 DSCP, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company.

Approval

Approval of the proposal to implement the New 2013 DSCP requires the affirmative vote of a majority of all shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting. Abstentions from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER FIVE —

PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE LANDSTAR SYSTEM, INC. 2011 EQUITY INCENTIVE PLAN

We are asking shareholders at this Annual Meeting to re-approve the material terms of the performance goals provided under the Landstar System, Inc. 2011 Equity Incentive Plan (the “2011 EIP”). This re-approval is needed in order to qualify certain performance-based awards under the 2011 EIP to executive officers as performance-based compensation exempt from the limitation on income tax deductible compensation under Section 162(m) of the Internal Revenue Code (the “Code”). This action will not increase the number of shares authorized for issuance or otherwise change the terms of the 2011 EIP. The 2011 EIP was previously approved by the stockholders of the Company at the Company’s 2011 Annual Meeting of Stockholders. If stockholders do not re-approve the material terms of the performance goals provided under the 2011 EIP, the 2011 EIP will continue in effect. However, certain performance-based awards intended to qualify for the exemption from the deduction limitation under Section 162(m) of the Code will no longer be granted under the 2011 EIP.

A description of the material provisions of the 2011 EIP, as currently in effect, is set forth below. This is a summary, not a complete recitation of the 2011 EIP provisions, and is qualified in its entirety by reference to the full text of the 2011 EIP attached to this Proxy Statement as Appendix B.

General

The 2011 EIP’s purposes, which remain unchanged, are to:

•	attract and retain the best available personnel;

•	provide additional incentives to employees;

•	encourage an ownership interest in the Company; and

•	promote the success of the Company.

The Compensation Committee of the Company’s Board of Directors administers the 2011 EIP. The Compensation Committee consists solely of two or more directors who are independent in accordance with the Internal Revenue Code and the National Association of Securities Dealers Automated Quotation/National Market System (“NASDAQ”) requirements. The Compensation Committee is authorized to:

•	interpret the 2011 EIP and all awards;

•	establish and amend rules and regulations for the 2011 EIP’s operation;

•	select recipients of awards;

•	determine the form, amount and other terms and conditions of awards; and

•	amend awards.

The Company’s officers and key executive and management employees, in addition to those of its subsidiaries, are eligible to be selected to participate in the 2011 EIP. The Compensation Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the 2011 EIP at present would not exceed 1,500.

The aggregate number of shares of common stock that may be issued under the 2011 EIP with respect to awards may not exceed 6,000,000. This limit is subject to adjustment for certain transactions affecting the Company’s common stock. Each share issued pursuant to awards of stock options or stock appreciation rights under the 2011 EIP, or with respect to awards issued in settlement of existing obligations of the Company to pay cash, will reduce the share limit by one full share. Each share issued pursuant to an award of restricted stock, performance shares or other stock based award will reduce the share limit by two shares. If an award is cancelled, forfeited or expires unexercised, the number of shares of common stock under such award will be added back to the shares available for grant under the 2011 EIP. If an award granted under the 2002 Employee Stock Option and Stock Incentive Plan is cancelled, forfeited or expires unexercised, the number of shares of common stock under such award shall be added to the shares available for grant under the 2011 EIP. The number of shares available for grant under the 2011 EIP shall not be increased by any shares not issued or delivered as a result of a net settlement of an option or a stock appreciation right. The shares issued under the 2011 EIP may be issued from shares held in treasury or from authorized but unissued shares.

The 2011 EIP provides for the grant of:

•	stock options, including incentive stock options and nonqualified stock options;

•	stock appreciation rights, in tandem with stock options or freestanding;

•	restricted stock awards;

•	performance share and cash awards;

•	cash awards; and

•	other stock based awards.

The Compensation Committee may grant awards individually, in combination, or in tandem.

The exercise or measurement price for any stock option or stock appreciation right will be at least equal to the fair market value of the Company’s common stock at the date of grant. The fair market value generally is determined to be the average of the high and low sales prices of a share of the Company’s common stock as reported on the NASDAQ. Stock options and stock appreciation rights will normally terminate on the earlier of (i) 10 years from the date of grant, (ii) 30 days after termination of employment or service for a reason other than cause, death, disability or retirement, or (iii) one year after death, disability or retirement.

Awards may be paid in cash, shares of the Company’s common stock or a combination, as determined by the Compensation Committee. Awards are non-transferable except by disposition on death.

Options

Stock options granted under the 2011 EIP may be:

•	incentive stock options, as defined in the Internal Revenue Code, as amended, or

•	nonstatutory stock options, which do not qualify for treatment as incentive stock options under the Internal Revenue Code, as amended.

The Compensation Committee selects the recipients of stock options and sets the terms of the stock options, including:

•	the number of shares for which a stock option is granted;

•	the term of the stock option; and

•	the date(s) when the stock option can be exercised.

The Compensation Committee determines how a stock option may be exercised, whether for cash or securities. The exercise price of a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant, and the stock option term may be no longer than ten years.

A stock option agreement or the Compensation Committee’s procedures may set forth conditions respecting the exercise of a stock option. The Compensation Committee may in its discretion waive any condition respecting the exercise of any stock option and may accelerate the time at which any stock option is exercisable.

No incentive stock option may be granted after the tenth anniversary of the date the 2011 EIP was originally adopted by the Board.

No participant can receive more than 400,000 shares of stock subject to stock options (including incentive stock options) and/or stock appreciation rights in any year.

Stock Appreciation Rights

A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of common stock or a combination thereof, as the Compensation Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of the Company’s common stock with respect to which the stock appreciation right is exercised. The measurement price of a stock appreciation right may not be less than the fair market value of a share of the Company’s common stock on the grant date, and the term of a stock appreciation right may be no longer than ten years. Stock appreciation rights may be granted separately or in tandem with the grant of a stock option.

A stock appreciation right granted in tandem with a nonstatutory stock option may be granted either at or after the time of the grant of the nonstatutory stock option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with a stock option terminates and is no longer exercisable upon the termination or exercise of the related stock option. The Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the 2011 EIP. At any time, the Compensation Committee may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any condition(s) to the grant of a stock appreciation right.

Restricted Stock

A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of grant, shares of the Company’s common stock subject to such restrictions and conditions as the Compensation Committee may determine at or after the time of grant, including years of service or the attainment of specified performance goals. The recipient may have all the rights of a shareholder with respect to the restricted stock. These rights include voting and dividend rights and they are effective as soon as:

•	restricted stock is granted (or upon payment of the purchase price for restricted stock); and

•	issuance of the restricted stock is recorded by the Company’s transfer agent.

A grant of restricted stock will be subject to non-transferability restrictions, repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Compensation Committee may impose at the time of grant.

Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. Restrictions lapse, and restricted stock based on service becomes vested either ratably or in a lump-sum over a minimum period of three years and, over a minimum period of one year if the restricted period is based on performance goals. If determined by the Compensation Committee at or after the time of grant, the restrictions will lapse earlier upon the participant’s death, disability or retirement or upon a change in control.

Performance Related Awards

The Compensation Committee may grant performance share and performance cash awards, which are rights to receive shares of the Company’s common stock or the cash equivalent of the performance share award based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. Performance awards will be contingent upon performance measures applicable to a particular period (not less than one year), as established by the Compensation Committee, and may be determined by reference to the performance of the Company, a subsidiary or a division or unit relative to past performance or to other companies based upon any one or more of the following (and the satisfaction of any additional performance goals as the Compensation Committee determines):

•	earnings per share and/or diluted earnings per share

•	budgeted earnings per share

•	return on equity;

•	total shareholder return;

•	revenue;

•	cash flows, revenue and/or earnings relative to other parameters (e.g., net or gross assets);

•	operating income;

•	return on investment;

•	changes in the value of the Company’s common stock;

•	return on assets;

•	return on invested capital;

•	net revenue (defined as revenue less purchased transportation);

•	net revenue percentage (defined as net revenue divided by revenue);

•	gross profit (defined as revenue less purchased transportation and agent commissions);

•	gross profit margin (defined as gross profit divided by revenue);

•	operating margin (defined as operating income divided by gross profit);

•

certain costs (which may include other operating costs, insurance and claims costs, selling general and administrative costs and/or depreciation and amortization costs) in gross dollars and/or as a percentage of revenue, net revenue, gross profit or operating income.

The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based. Please see “Compensation Discussion and Analysis-Deductibility of Compensation” for more information regarding Section 162(m) of the Code.

The maximum number of shares that may be subject to a performance share award to any one participant in any year cannot exceed 750,000 shares and the maximum dollar value of any performance related cash award in any year cannot exceed $3,000,000.

Other Stock Based Awards

The Compensation Committee may grant other types of stock based awards, as it determines in its discretion. These stock based awards cannot exceed five percent of the shares available under the 2011 EIP.

Provisions Relating to a Change In Control

The 2011 EIP provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

•	any person acquires beneficial ownership of 35% or more of the Company’s voting securities;

•

as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the majority of the Company’s Board of Directors and after which less than 50% of the voting securities of the Company or the surviving entity outstanding immediately thereafter is owned by the Company’s former shareholders;

•	a sale of substantially all of the Company’s assets; or

•	a tender or exchange offer results in the acquisition of 35% or more of the Company’s outstanding voting securities.

Upon a change in control, (i) each stock option and stock appreciation right will, at the discretion of the Compensation Committee, either be cancelled in exchange for a cash payment equal to the excess of the change in control price (as defined in the 2011 EIP) over the exercise price of the stock option or the base price of the stock appreciation right, or in the case of stock options, be fully exercisable and (ii) all forfeiture restrictions applicable to the award will lapse.

However, no cancellation, acceleration of exercisability or vesting or cash settlement will occur if the Compensation Committee reasonably determines before the change in control that the award will be honored or assumed or a new award will be made with substantially equivalent rights and economic value and which provides that if the participant is terminated, all restrictions lapse and the award will otherwise vest.

Upon a change in control, participants will earn that number of performance shares that would have been paid if the applicable measurement period had ended on the Company’s fiscal year ended immediately preceding the change in control (based on the performance conditions set for that period) and such performance award will either be paid in shares or cancelled in exchange for a cash payment, as determined by the Compensation Committee, in its discretion.

Other Modifications

In the event of specified changes in the Company’s capital structure, the Compensation Committee will have the power to adjust the number and type of shares authorized by the 2011 EIP (including on individual awards) and the number, stock option price or types of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments in awards under the 2011 EIP.

Clawback

Any payment or award made to a participant is subject to recovery or “clawback” by the Company if the payment or award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by applicable law.

Amendment

The Board may at any time terminate or suspend the 2011 EIP, and from time to time may amend or modify the 2011 EIP, provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy, no amendment or modification to the 2011 EIP may (i) materially increase the benefits accruing to participants under the 2011 EIP, (ii) except in connection with an adjustment to the Company’s capitalization, materially increase the number of shares of common stock subject to awards under the 2011 EIP or the number of awards that may be granted to a participant in a single calendar year under the 2011 EIP, (iii) materially modify the requirements for participation in the 2011 EIP or (iv) permit the repricing of any option or stock appreciation right. No amendment, modification, or termination of the 2011 EIP shall in any manner adversely affect any award theretofore granted under the 2011 EIP, without the consent of the participant.

Federal Income Tax Consequences

The Internal Revenue Code provides that a participant receiving a nonqualified stock option ordinarily does not realize taxable income upon the grant of the stock option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the stock option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.

The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.

The statutory holding period lasts until the later of:

•	two years from the date the stock option is granted; and

•	one year from the date the common stock is transferred to the participant pursuant to the exercise of the stock option.

If the employment and statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of:

•	the fair market value of the common stock on the date of exercise minus the stock option price; and

•	the amount realized on disposition minus the stock option price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

The exercise of a stock option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the stock option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of a stock option through the exchange of non-disqualified shares.

If an optionee exercises a stock option through the cashless exercise method by authorizing a broker to sell a specified number of the shares to be acquired through the stock option exercise having a market value equal to the sum of the stock option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of stock option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a nonqualified stock option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining stock option shares as discussed above relating to nonqualified stock options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the stock option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

Under Section 83(b) of the Internal Revenue Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the employee for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the employee.

Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, or other stock or cash based award. At the time the employee receives the payment for the stock appreciation right, performance shares, or other stock or cash based award, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income, taxable as compensation.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the 2011 EIP.

The exercisability of a stock option or a stock appreciation right, the payment of a performance share or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be considered a parachute payment under the Internal Revenue Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation, the material terms of which are disclosed to and approved by the Company’s stockholders. The Company has structured and intends to implement the 2011 EIP so that resulting compensation would be performance-based compensation. To allow the Company to qualify the compensation, the Company is seeking stockholder approval of the material terms of the performance goals under the 2011 EIP. However, the Company may, in its sole discretion, determine that in one or more cases it is in its best interests not to satisfy the requirements for the performance-based exception. Please see “Compensation Discussion and Analysis — Tax Considerations” for more information regarding Section 162(m) of the Internal Revenue Code.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2017 Annual Meeting must be received by the Secretary of the Company no later than December 6, 2016, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2017 Annual Meeting that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 6, 2016 and not later than January 5, 2017. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2017 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 26, 2017 and advises stockholders in the 2016 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 26, 2017.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2016 Annual Meeting that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than December 9, 2015 and not later than January 8, 2016. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2016 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on January 30, 2016, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on January 30, 2016.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities and Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2016 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE

ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 26, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

Appendix A

LANDSTAR SYSTEM, INC.

AMENDED AND RESTATED

2013 DIRECTORS STOCK COMPENSATION PLAN

ARTICLE I

PURPOSES AND TERM

1.1 Purposes. The purposes of the Landstar System, Inc. Amended and Restated 2013 Directors Stock Compensation Plan (the “Plan”) are to enable Landstar System, Inc. (the “Company”) to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries (such directors, the “Eligible Directors”) with compensation in the form of shares of the common stock, par value $0.01 per share, of the Company (“Shares”).

1.2 Term. The Plan was originally effective as of January 1, 2013. The Plan is being amended and restated as of January 1, 2016. Notwithstanding anything herein to the contrary, the Shares issued to an Eligible Director under the Plan prior to January 1, 2016 shall continue to be governed by the terms and conditions of the Plan as in effect prior to January 1, 2016. The Plan shall continue in effect, unless sooner terminated pursuant to Article V, until March 14, 2023, the tenth anniversary of the date on which it was adopted by the Board of Directors of the Company (the “Board”).

ARTICLE II

ADMINISTRATION

2.1 Rules, Interpretation and Determination. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the purposes of the Plan, and to take all other actions that it deems necessary or advisable for administering the Plan. Any authority exercised by the Board under the Plan and any determination or interpretation made by the Board in respect of the Plan shall be exercised or made by it in its sole discretion, and all determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

2.2 Delegation by the Board. All the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by a committee of the Board to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities. Any authority duly exercised by such committee and any determination or interpretation made by such committee in the exercise of such authority shall be exercised or made in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons.

2.3 Agents and Indemnification. The Board or any committee thereof may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.

ARTICLE III

SHARE AWARDS

3.1 Share Awards. Commencing as of the 2016 annual meeting of the stockholders of the Company, on the first business day following each annual meeting of the stockholders of the Company (an “Annual Meeting”), each Eligible Director shall receive a number of Shares equal to the quotient of (i) $110,000 divided by (ii) the Fair Market Value (defined below) of one Share on the date of grant, rounded to the nearest whole number of Shares; provided that, in respect of the 2016 Annual Meeting only, each Eligible Director who is designated as a Class III director shall receive a number of Shares equal to the quotient of (i) $35,000 (instead of $110,000) divided by (ii) the Fair Market Value of one Share on the date of grant, rounded to the nearest whole number of Shares. For the avoidance of doubt, and notwithstanding anything in this Plan to the contrary, no Shares shall be granted hereunder after the term of this Plan expires. For the purposes of the Plan, “Fair Market Value” means, on any date, the average of the high sales price and the low sales price of a Share as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of a Share are traded or quoted at the relevant time) on such date. In the event that there are no Share transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Share transactions were so reported.

3.2 Service of Less than a Year. In the event that an Eligible Director commences service to the Board on a date during the term of the Plan that is between Annual Meetings, such Eligible Director shall be entitled to receive a number of Shares equal to the quotient of (i) $110,000 multiplied by a fraction, (A) the numerator of which is 365 (or 366 if there is a leap year between such Annual Meetings) minus the number of days from the most recent Annual Meeting through the date the Eligible Director commences service to the Board and (B) the denominator of which is 365 (or 366 if there is a leap year between such Annual Meetings), divided by (ii) the Fair Market Value of one Share on the date of grant, rounded to the nearest whole number of Shares. The Eligible Director shall receive this pro rata number of Shares within 10 business days following his or her commencement of services.

3.3 Adjustments. Subject to Article V, and provided that such adjustment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Board may at any time and from time to time adjust the time and form of payment and amount of any compensation payable under this Plan. Without limiting the generality of the forgoing, and provided that such deferral is permitted under Section 409A, an Eligible Director may electively defer receipt of the Shares otherwise payable to the Eligible Director under this Plan, upon such terms and conditions (including without limitation, dividend equivalent rights) as the Board may establish from time to time.

3.4 Forfeiture of Shares. Except as otherwise determined by the Board, the Shares issued to an Eligible Director shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such Shares were granted.

3.5 Restrictions on Disposition of Shares. Except as otherwise determined by the Board, for the one-year period following the Annual Meeting in respect of which the Shares were granted to an Eligible Director, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such Shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). Notwithstanding the foregoing, the restrictions on the transfer of such Shares under this section shall automatically lapse (and the legend referred to in Section 3.5 shall be removed) upon the termination of such Eligible Director’s service as a director of the Company, to the extent such Shares are not forfeited under Section 3.4.

3.6 Issuance of Stock Certificates; Legends. Upon the issuance of Shares pursuant to this Plan, the Company shall either (i) record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Eligible Director’s ownership of an appropriate number of Shares, or (ii) deliver a certificate or certificates for the Shares issued by the Company in the name of the Eligible Director receiving such Shares, such certificate(s) to be delivered to or upon the order of such Eligible Director. Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of the Plan or any agreements between the Company and the Eligible Director with respect to such Shares including, without limitation, a legend reflecting the restrictions on the transfer of such Shares under Section 3.5, which will include, without limitation, the following language:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFER RESTRICTIONS) CONTAINED IN THE AMENDED AND RESTATED 2013 LANDSTAR SYSTEM, INC. DIRECTORS STOCK COMPENSATION PLAN AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

3.7 Securities Law Matters. The Board, in its discretion, may require an Eligible Director to make such representations and furnish such information, as it may consider appropriate in connection with the issuance of Shares in compliance with applicable laws, rules, and regulations.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Shares Available. Subject to the provisions of Section 4.2, the maximum number of Shares that may be issued under this Plan may not exceed 115,000 in the aggregate.

4.2 Adjustment in Capitalization. The number of Shares that are eligible for grant or available for issuance under this Plan may be adjusted by the Board if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination, or any recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change.

4.3 Delivery of Shares. Any Shares to be delivered under this Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

ARTICLE V

TERMINATION, MODIFICATION AND AMENDMENT

The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the Shares is present in person or by proxy, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the Plan, (ii) except as expressly provided in Section 4.2, materially increase the number of Shares subject to the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company under applicable laws, rules or regulations.

ARTICLE VI

GENERAL PROVISIONS

6.1 Requirements of Law. The Plan, the obligations of the Company hereunder and the compensation of Eligible Directors shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of this Plan, no Shares shall be issued if the Board determines that such payment or issuance would result in a violation of applicable law, rule or regulation, including the federal securities laws and any applicable state or foreign securities laws. The Company shall not be obligated by virtue of any provision of the Plan to issue Shares in violation of any such laws, rules, or regulations, and neither the Company nor its directors or officers shall have any obligation or liability to any person because of such non-issuance.

6.2 Listing of Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

6.3 No Right to Remain as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director of the Company nor shall it impose any obligation on the part of any Eligible Director to remain in service to the Company.

6.4 No Rights as a Stockholder. Except as provided in the Plan, neither an Eligible Director nor any person or persons to whom such Eligible Director’s Shares shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares unless and until a certificate for Shares is issued in respect thereof.

6.5 Tax Withholding. The Company shall have the power to withhold, or require an Eligible Director to remit to the Company promptly upon notification of the amount due, an amount determined by the Company to be sufficient to satisfy all federal, state, local and foreign withholding tax requirements (if any) in respect of the issuance of Shares and the Company may defer the issuance of Shares until such requirements are satisfied. The Board may permit or require an Eligible Director to satisfy his tax withholding obligation hereunder in such other manner subject to such conditions, as the Board shall determine.

6.6 Beneficiary Designation. Each Eligible Director under this Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.

6.7 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware without regard to its conflicts of laws principles.

6.8 Freedom of Action. Subject to Article V, nothing in the Plan shall be construed as limiting or preventing the Company or any of its subsidiaries from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

6.9 Non-Exclusivity. Subject to applicable laws, rules and regulations, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors of the Company as it may deem desirable.

6.10 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed for construction of the Plan.

6.11 Severability. In the event that one or more provisions of this Plan shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Appendix B

LANDSTAR SYSTEM, INC.

2011 EQUITY INCENTIVE PLAN

As amended through December 2, 2015

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

SECTION 2.

DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Award” means any grant or award pursuant to Sections 6 through 10 of the Plan.

(c) “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions relating to an Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any material written policy of the Company or any Subsidiary, or any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(f) “Change in Control” means the occurrence of any of the following events:

(i) any “person” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the consummation of a (a) merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation or (b) sale or other disposition in a transaction or a series of related transactions of all or substantially all of the assets of the Company; provided that if a Participant’s employment with the Company is terminated between the date the stockholders of the Company approve a transaction described in the preceding clauses (a) or (b) and the date of the consummation of such transaction, such Participant shall be entitled to the provisions of Section 11 as if such Participant had remained continuously employed through the date of such consummation; or

(iii) the purchase of Stock pursuant to any tender or exchange offer made by any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any of its Subsidiaries, an employee benefit plan of the Company or any of its Subsidiaries, for 35% or more of the Stock of the Company.

(g) “Change in Control Price” means the price per share of Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) provided, however that to the extent necessary to comply with Section 409A of the Code, the Change in Control Price should not exceed the fair market value of the Stock.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation Committee of the Board, which is expected to consist of two or more “outside directors” within the meaning of Section 1-162-27(e) of the Treasury Regulations issued pursuant to Section 162(m) of the Code, each of whom is “independent” under the NASDAQ/NMS requirements.

(j) “Company” means Landstar System, Inc., a Delaware corporation, and any successor thereto.

(k) “Disability” means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate, provided, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

(l) “Effective Date” means the date, following adoption of this Plan by the Board, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

(m) “Employee” means any officer or other key executive and management employee of the Company or any of its Subsidiaries.

(n) “Fair Market Value” means, on any date, the average of the high sales price and the low sales price of a share of Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

(o) “Net Exercise” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(p) “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code or (ii) a “Nonstatutory Stock Option.”

(q) “Participant” means any Employee designated by the Committee to receive an Award under the Plan.

(r) “Performance Criteria” means the objectives established by the Committee pursuant to Section 9 of the Plan for the purpose of determining the extent to which a Performance Related Award has been earned or vested.

(s) “Performance Related Award” means Performance Related Cash Awards or Performance Related Stock Awards that vest (in whole or in part) upon the achievement of specified Performance Criteria.

(t) “Plan” means the Landstar System, Inc. 2011 Equity Incentive Plan, as in effect from time to time.

(u) “Restricted Stock” means shares of Stock contingently granted to a Participant under Section 8 of the Plan.

(v) “Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

(w) “Retirement” means termination of a Participant’s employment on or after the date the Participant attains age 62.

(x) “Stock” means the common stock of the Company, par value $0.01 per share.

(y) “Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock. The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Stock otherwise issuable upon any exercise of any such SAR, to pay the grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value at the time of exercise to the number of shares of Stock that the Committee is electing to settle in cash or other marketable property.

(z) “Stock Based Award” means an Award described in Section 10 of the Plan.

(aa) “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

(bb) “Unit Award” means a Restricted Stock Unit Award granted pursuant to Section 8 of the Plan or a Performance Related Stock Award granted pursuant to Section 9 of the Plan, in each case, representing a contractual right to receive a share of Stock (or the cash equivalent thereof) upon the satisfaction, in whole or in part, of the terms and conditions applicable to such Award. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Unit Awards shall be settled upon the satisfaction or waiver of such Unit Award’s terms and conditions. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, the holder of a Unit Award shall not be entitled to receive dividends with respect to any shares of Stock underlying such Unit Awards.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

SECTION 4.

POWERS OF THE COMMITTEE

4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted and the terms and conditions of any and all such Awards. The Chairman of the Board may suggest to the Committee the Participants who should receive Awards under the Plan. The terms and conditions of each Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to participants without the consent of the Participant to whom such Award has been granted. The Committee may establish different terms and conditions for different Participants receiving Awards and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan and any Award thereunder, to establish the person(s) to whom Awards shall be payable or exercisable upon the death of a Participant, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 6,000,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. Any shares of Stock issued in connection with an Option or SAR shall be counted against the limit as one (1) share of Stock issued; for Awards other than Options and SARs, any shares of Stock issued shall be counted against this limit as two shares of Stock for every one (1) share issued. The maximum number of shares of Stock that may be granted in the form of Incentive Stock Options shall be 6,000,000. The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock or Stock Based Awards.

5.2 Cancelled, Terminated, Settled or Forfeited Awards. Any shares of Stock subject to any portion of any Award granted under the Plan or any Award granted under the Landstar System, Inc. 2002 Amended and Restated Stock Option and Stock Incentive Plan (the “Prior Plan”) which is cancelled, forfeited or otherwise expires without having been exercised, in the case of an Option or SAR, or having become vested, in the case of any other Award shall again be available for grant under the Plan. For purposes of applying the share limit set forth in Section 5.1, upon the Net Exercise of any Options or the exercise of any SAR (whether granted under the Plan or granted under the Prior Plan), the gross number of shares of Stock as to which such Option or SAR is being exercised, and not just the net number of shares of Stock delivered upon such exercise, shall be treated as having been issued pursuant to the Plan or the Prior Plan, as applicable.

5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock reserved for issuance under the Plan, the number and Option price of shares subject to outstanding Options or SARs granted under the Plan, and the number of shares subject to other outstanding Awards granted under the Plans may be appropriately adjusted by the Committee, in its sole discretion, and whose determination shall be conclusive.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Options may be granted to Participants alone, in addition to, or in tandem with other Awards granted under the Plan, at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that no Participant shall receive more than 400,000 shares of Stock subject to Options and/or SARs during any fiscal year of the Company. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Notwithstanding any other Plan provision, no Incentive Stock Option may be granted on or after the tenth anniversary of the date the Plan was first adopted by the Board.

6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5.3, the Committee shall not be entitled to amend or otherwise modify any Option to lower the option price per share below the Fair Market Value on the date of grant, or to issue any replacement Option or similar Award in exchange for an Option with a higher exercise price.

6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable more than 10 years after the date on which it is granted.

6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. Alternatively, the Committee may permit a Participant to Net Exercise any Nonstatutory Stock Option. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price (if applicable), the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6 Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within one (1) year (or such other period as the Committee shall determine at or after the time of grant) following the Participant’s termination of employment, whichever period is shorter.

6.7 Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant’s designated beneficiary (in accordance with procedures as may be determined by the Committee at or after the time of grant) and if none is named, at any time prior to the expiration date of the term of the options or within one (1) year (or such other period as the Committee shall determine at or after the time of grant) following the Participant’s termination of employment, whichever period is shorter.

6.8 Termination of Employment for Cause. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

6.9 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 6.6, 6.7, or 6.8, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment shall be exercisable at any time prior to the expiration of the term of such Options or the thirtieth day following the Participant’s termination of employment, whichever period is shorter.

SECTION 7.

STOCK APPRECIATION RIGHTS

7.1 Grant. Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan. Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a Nonstatutory Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, unless the Participant otherwise consents, such rights may be granted only at the time of grant of such Option. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

7.2 Exercisability. Stock Appreciation Rights shall be exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with an Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable, including in the event of the termination of the Participant’s employment, in accordance with the provisions of Section 6 of the Plan. Any Stock Appreciation Right granted on a stand-alone basis shall be subject to the same rules regarding exercisability (including those pertaining to periods following termination of employment) that apply to Options under Section 6.

7.3 Shares Delivered on Exercise. Upon the exercise of a Stock Appreciation Right, a grantee shall be entitled to receive an amount in shares of Stock (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise. Notwithstanding anything in this Section 7.3 to the contrary, the base price in respect of any Stock Appreciation Right shall not be less than the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or in the case of a Stock Appreciation Right granted in tandem with an Option, the Fair Market Value of the Stock at the time the related Option was granted. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5.3, the Committee shall not be entitled to amend or otherwise modify any Stock Appreciation Right to lower the exercise price below the applicable Fair Market Value established under the preceding sentence, or to issue any replacement Stock Appreciation Right or similar Award in exchange for a Stock Appreciation Right with a higher base price.

7.4 Exercise of SARs. A Stock Appreciation Right may be exercised by a grantee, subject to Section 7.3, in accordance with the procedures established by the Committee from time to time for such purposes. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 7.3.

7.5 Exercise of Tandem Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or upon the exercise of the related Option (and similarly the related Option shall no longer be exercisable upon the exercise or termination of the related Stock Appreciation Right), subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option.

SECTION 8.

RESTRICTED STOCK

8.1 Administration. Restricted Stock and Restricted Stock Unit Awards may be issued either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Unit Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock and/or Restricted Stock Unit Awards, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock and/or Restricted Stock Unit Awards upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock and Restricted Stock Unit Awards need not be the same with respect to each recipient. The shares of Restricted Stock and the Restricted Stock Unit Awards awarded pursuant to this Section 8 shall be subject to the terms and conditions set forth herein.

8.2 Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during the Restriction Period for any Restricted Stock or Restricted Stock Unit Award, the Participant shall not be permitted to sell, transfer, pledge or assign shares or units awarded under such Award. Where the Restriction Period will lapse or expire based on service, the Restriction Period shall be at least three (3) years, provided that such Restriction Period may lapse ratably over such minimum three-year period and may be waived in the event of death, Disability, Retirement or a Change in Control. Where the Restriction Period will lapse or expire based on performance objectives, the Restriction Period shall be at least one (1) year, but may be waived in the event of death, Disability, Retirement or a Change of Control. Subject to the two immediately preceding sentences, the Committee, in its sole discretion, may provide for the lapse of any restrictions imposed on any Restricted Stock and/or Restricted Stock Unit Award in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

8.3 Stock Certificates and Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock and/or Restricted Stock Unit Award subject to such Restriction Period (except to the extent the Committee decides to settle the Award in cash), the Committee may (i) cause the Company to record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of an appropriate number of unrestricted shares of Stock, or (ii) deliver certificates for an appropriate number of unrestricted shares of Stock to the Participant promptly after the lapse of the Restriction Period.

SECTION 9.

PERFORMANCE RELATED AWARDS

9.1 Performance Objectives. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Award of Restricted Stock and/or Restricted Stock Unit Award to an officer who is subject to the reporting requirements of Section 16(a) of the Act, other than an Award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Related Stock Award”). In addition, the Committee may grant dollar denominated awards to any Participant the vesting of which shall be subject to the determination by the Committee that performance objectives established by the Committee shall have been satisfied, in whole or in part (a “Performance Related Cash Award”). The performance objectives upon which any Performance Related Award shall be based shall be determined over a measurement period or periods established by the Committee (which period or periods shall not be less than one (1) year) and related to at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary or (iii) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) actual and/or diluted earnings per share; (B) budgeted earnings per share; (C) return on equity; (D) total shareholder return; (E) revenues; (F) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (G) operating income; (H) return on investment; (I) changes in the value of the Stock; (J) return on assets; (K) return on invested capital; (L) net revenue (defined as revenue less purchased transportation); (M) net revenue percentage (defined as net revenue divided by revenue); (N) gross profit (defined as revenue less purchased transportation and agent commissions); (O) gross profit margin (defined as gross profit divided by revenue); (P) operating margin (defined as operating income divided by gross profit); and (Q) certain costs (which may include other operating costs, insurance and claim costs, selling, general and administrative costs and/or depreciation and amortization costs) in gross dollars, and/or as a percentage of revenue, net revenue, gross profit, or operating income (the “Performance Criteria”). In addition to the performance conditions established pursuant to the immediately preceding sentence, the Committee may further condition the vesting of any Performance Related Award on achieving such additional performance conditions of whatever nature that the Committee deems appropriate. Excluding Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Related Stock Award granted to any key employee in any calendar year shall not exceed 750,000 shares, as such number may be adjusted pursuant to Section 5; provided that, based on the level of achievement of the performance objectives, the number of shares of Stock issuable in respect of any Performance Related Stock Award upon achievement of the applicable performance conditions may be up to twice the number of shares initially granted. The maximum initial dollar value of any Performance Related Cash Award granted may not exceed $3,000,000; provided that, based on the level of achievement of the performance objectives, the actual amount payable in respect of any such Performance Related Cash Award upon achievement of the applicable performance conditions may be twice the initial dollar value.

9.2 Interpretation. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Related Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Related Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as such other performance based compensation.

SECTION 10.

STOCK BASED AWARDS

10.1 Stock Based Awards. The Committee may grant other types of equity-based or equity-related awards (“Stock Based Awards”) not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Stock Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash. Additionally, Stock Based Awards in respect of not more than five percent of the shares of Stock available for issuance under Section 5.1 may be granted for such other purposes as the Committee shall determine. Such Stock Based Awards may entail the transfer of actual shares of Stock, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Termination of Service. The Committee shall specify the extent to which the Participant shall have the right to receive Stock Based Awards following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions need not be uniform among all Stock Based Awards, and may reflect distinctions based on the reasons for such termination.

10.3 Transferability. Except as the Committee shall otherwise specify at or after grant, Stock Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime only by the Participant.

SECTION 11.

CHANGE IN CONTROL

11.1 Accelerated Vesting and Payment. Subject to the provisions of Section 11.2 below, in the event of a Change in Control, (a) each Option and SAR shall, at the discretion of the Committee, either be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such SAR, whichever is applicable, or, in the case of Options, be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and (b) the Restriction Period applicable to all shares of Restricted Stock and Restricted Stock Unit Awards shall expire and all such shares shall become nonforfeitable and immediately exercisable.

11.2 Alternative Awards. Notwithstanding Section 11.1, no cancellation, acceleration of exercisability or vesting or cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant’s compensation or a material reduction in the Participant’s responsibilities, in each case without the Participant’s written consent.

11.3 Performance Related Awards. In the event of a Change in Control, each Participant shall be deemed to have earned Performance Related Stock Awards with respect to each of his Performance Related Stock Awards outstanding at the date of such Change in Control. The number of shares so earned for each Award shall be computed by determining the number of Performance Related Stock Awards that would have been paid if the subject measurement period had ended on the Company’s fiscal year ended immediately preceding the Change in Control (based on the conditions set by the Committee for payment of Performance Related Awards for the subject measurement period), provided that in no event shall the number of shares earned be less than the aggregate number of Performance Related Stock Awards at the target level (as identified in the applicable Award Agreement) with respect to such Award. Performance Related Stock Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Related Stock Award so earned shall either (a) be paid in shares of Stock or (b) be cancelled in exchange for an immediate payment in cash of an amount based upon the Change in Control Price, in the discretion of the Committee.

11.4 Compliance with Section 409A. Notwithstanding the foregoing, to the extent that the provisions of this Section 11 would result in a distribution of any amount that would be treated as deferred compensation under Section 409A of the Code (after taking into account any and all applicable exemptions from such status), no such distribution shall be made upon the occurrence of the event constituting the Change in Control unless it also constitutes a change in control within the meaning of such Section 409A. The immediately preceding sentence shall not be construed to deny any Participant the right to vest in any such Award on account of a Change in Control. If any amount is not payable at the time of a change in control by reason of this Section 11.4, such amount shall be paid at the time it would otherwise be payable in accordance with its terms.

SECTION 12.

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of Stock is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 5.3, materially increase the number of shares of Stock subject to Awards under the Plan or the number of Awards that may be granted to a participant in a single calendar year under the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) permit the repricing of any Option or Stock Appreciation Right. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 13.

MISCELLANEOUS PROVISIONS

13.1 Nontransferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

13.2 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

13.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied.

13.4 Clawback. Any payment paid or Award made to a Participant is subject to recovery or “clawback” by the Company if the payment or Award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by applicable law.

13.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

13.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

13.7 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by a majority of the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 12, until the tenth anniversary of the date on which it is adopted by the Board.

13.9 Governing Law. The Plan, and all Awards hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

13.10 No Impact on Benefits. Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

13.11 Freedom of Action. Subject to Section 12, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any subsidiary thereof from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

13.12 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

13.13 No Rights as Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Stock covered by any Option until the Participant becomes the holder or record owner of such Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the Participant becomes the holder or record owner of such Stock.

13.14 Delay of Distributions. Any Plan provision to the contrary notwithstanding and subject to Section 409A of the Code, to the extent required by Section 409A of the Code, payment made to a Specified Employee upon a “separation from service” as defined in Section 409A of the Code may not be made before the date that is six months after the date of such separation from service (or, if earlier, the date of death of the Specified Employee). A Specified Employee is any Employee with respect to April 1 of each calendar year, who meets the definition of “key employee” of an Employer under Code Section 416(i) (without regard to Code Section 416(i)(5)) at any time during the preceding calendar year, all as provided in Code Section 409A.

LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees
01 Anthony J. Orlando 02 Homaira Akbari 03 Diana M. Murphy 04 Larry J. Thoele
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain
2	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.						☐	☐	☐
3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.						☐	☐	☐
4	APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2013 DIRECTORS STOCK COMPENSATION PLAN.						☐	☐	☐
5	RE-APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE COMPANY’S 2011 EQUITY INCENTIVE PLAN.						☐	☐	☐
NOTE: IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com

 — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

LANDSTAR SYSTEM, INC.
Annual Meeting of Stockholders
May 17, 2016 9:00 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints L. Kevin Stout and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 22, 2016, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Tuesday, May 17, 2016, at 9:00 a.m., local time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side